As filed with the Securities and Exchange Commission on October 30, 1997
               Registration Statement No. 333-32477

                   SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, DC  20549

                             PRE-EFFECTIVE
                            AMENDMENT NO. 1
                              TO FORM SB-2

                         REGISTRATION STATEMENT
                               UNDER THE
                         SECURITIES ACT OF 1933

               FRANKLIN OPHTHALMIC INSTRUMENTS CO., INC.
             (Name of Small Business Issuer in Its Charter)
         Delaware                 5048               94-3123210
      (State or Other      (Primary Standard      (I.R.S. Employer
      Jurisdiction of          Industrial       Identification No.)
     Incorporation or     Classification Code
       Organization)            Number)

                         1265 Naperville Drive
                      Romeoville, Illinois  60446
                             (630) 759-7666
     (Address and Telephone Number of Principal Executive Offices)

                           Michael J. Carroll
                               President
               Franklin Ophthalmic Instruments Co., Inc.
                          1265 Naperville Road
                      Romeoville, Illinois  60446
       (Name, Address and Telephone Number of Agent For Service)

                            with copies to:
                       Michael J. Philippi, Esq.
                         Helen Levin Toal, Esq.
                           Ungaretti & Harris
                    3500 Three First National Plaza
                        Chicago, Illinois  60602
                             (312) 977-4400

     Approximate Date  of Proposed  Sale  to the  Public:   As  soon  as
practicable after the effective date of this Registration Statement.

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the 'Securities Act'), check the following box.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

               FRANKLIN OPHTHALMIC INSTRUMENTS CO., INC.
                         Cross Reference Sheet

   Registration Statement Item No.   Caption or Location in Prospectus
               and Caption

 1. Front of Registration Statement  Cover Page, Cross Reference Sheet
    and Outside Front Cover of
    Prospectus
 2. Inside Front and Outside Back    Inside Front and Outside Back
    Cover Pages of Prospectus        Cover Pages of Prospectus
 3. Summary Information and Risk     Prospectus Summary; Risk Factors
    Factors
 4. Use of Proceeds                  Use of Proceeds
 5. Determination of Offering Price  Outside Front Cover Page of
                                     Prospectus; Risk Factors
 6. Dilution                         Not Applicable
 7. Selling Security Holders         Selling Security Holders
 8. Plan of Distribution             Outside Front Cover Page of Prospectus;
                                     Selling Security Holders
 9. Legal Proceedings                Business of the Company
10. Directors, Executive Officers,   Management
    Promoters and Control Persons
11. Security Ownership of Certain    Principal Security Holders
    Beneficial Owners and
    Management
12. Description of Securities        Description of Securities
13. Interest of Named Experts and    Not Applicable
    Counsel
14. Disclosure of Commission         Statement of Indemnification
    Position on Indemnification for
    Securities Act Liabilities
15. Organization within Last Five    Business of the Company
    Years
16. Description of Business          Business of the Company
17. Management's Discussion and      Management's Discussion and
    Analysis or Plan of Operation    Analysis of Financial Condition
                                     and Results of Operations
18. Description of Property          Business of the Company -
                                     Properties
19. Certain Relationships and        Certain Transactions
    Related Transactions
20. Market for Common Equity and     Market for Securities; Dividend
    Related Stockholder Matters      Policy; Risk Factors
21  Executive Compensation           Management - Executive
                                     Compensation
22  Financial Statements             Financial Statements
23. Changes in and Disagreements     Business of the Company - Legal
    with Accountants on Accounting   Proceedings; Risk Factors
    and Financial Disclosure

               FRANKLIN OPHTHALMIC INSTRUMENTS CO., INC.
                   17,254,673 Shares of Common Stock
                2,400,500 Common Stock Purchase Warrants

This Prospectus relates to the sale by certain selling security holders identified in this Prospectus (the 'Selling Security Holders') of 17,254,673 shares of Common Stock, $0.001 par value per share (the 'Common Stock'), of Franklin Ophthalmic Instruments Co., Inc. (the 'Company') and 2,400,500 Class B and Class C Common Stock Purchase Warrants exercisable for $1.00 per share (separately referred to as the 'Class B Warrants' and the 'Class C Warrants' and together referred to as the 'Warrants'). The Common Stock and Warrants are sometimes together referred to herein as the 'Securities.' The Common Stock consists of (i) 14,410,054 shares previously issued by the Company; (ii) 2,400,500 shares issuable upon the exercise of the Warrants; and (iii) 444,119 shares issuable upon the exercise of certain warrants held by Silicon Valley Bank and Prinz-Franklin L.L.C. See 'SELLING SECURITY HOLDERS' and 'DESCRIPTION OF SECURITIES.'

The Selling Security Holders may sell all or a portion of the Securities offered hereby from time to time in the over-the-counter market, in negotiated transactions, directly through brokers or otherwise, and such Securities will be sold at market prices prevailing at the time of such sales or at negotiated prices. The Securities have been registered or are otherwise eligible for sale in the states of New Jersey and New York, the states in which the market makers in the Company's Common Stock are located. See 'SELLING SECURITY HOLDERS.' The Company will not receive any of the proceeds from the sale of the Securities offered hereby. The Company will, however, bear all expenses in connection with the preparation and filing of a Registration Statement of which this Prospectus forms a part. See 'USE OF PROCEEDS' and 'SELLING SECURITY HOLDERS.'

The Company's Common Stock is traded on a limited basis on the OTC Electronic Bulletin Board under the symbol 'FKLN' and on October 13, 1997, the closing bid price for the Common Stock was $0.33 per share. The Warrants are not currently publicly traded, although another class of the Company's Common Stock Purchase Warrants (the 'Class A Warrants') and units consisting of one share of Common Stock and one Class A Warrant (the 'Units') are also traded on the OTC Electronic Bulletin Board. See 'MARKET FOR SECURITIES.' The Company will undertake to have the Warrants traded on the OTC Electronic Bulletin Board. See 'RISK FACTORS.' There can be no assurances that a substantial trading market for the Securities will develop or be sustained in the future.

The Securities offered hereby involve a high degree of risk.  See 'Risk
   Factors' beginning on Page 5 for a discussion of certain material factors that should be considered in connection with an investment in the securities offered hereby.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE COMMISSION PASSED UPON THE ACCURACY
       OR ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE
                    CONTRARY IS A CRIMINAL OFFENSE.

    Prospective investors should see 'SELLING SECURITY HOLDERS' for restrictions on the states in which these securities may be sold.

            The date of this Prospectus is October 30, 1997

-                         AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the 'Exchange Act') pursuant to which the Company files reports and other information with the Securities and Exchange Commission (the 'Commission'). Such reports and other information filed by the Company may be inspected without charge at, or copies obtained upon payment of prescribed fees from, the Public Reference Section of the Commission at Judiciary Plaza Office Building, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at 13th Floor, 7 World Trade Center, New York, New York 10048, and at Citicorp Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661. The Company files reports and information statements electronically. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. The address of such Web site is http://www.sec.gov.

     The Company has filed with the Commission a Registration Statement on Form SB-2 (herein collectively with all amendments and exhibits referred to as the 'Registration Statement') under the Securities Act of 1933. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and the Securities, reference is made to the Registration Statement, which may be inspected and copied in the manner and at the sources described above.

     The Company intends to furnish its stockholders with annual reports containing audited financial statements and may distribute quarterly reports containing unaudited summary financial information of each of the first three quarters of each fiscal year.

                           PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by, and should be read in conjunction with, the detailed information and financial statements (including the notes thereto) appearing elsewhere in this Prospectus. Potential investors should carefully consider the information set forth under the caption 'RISK FACTORS.'

The Company

     Franklin Ophthalmic Instruments Co., Inc., a Delaware corporation (the 'Company'), sells and services high-quality examination instruments and equipment used in examination rooms of ophthalmologists, optometrists, medical organizations and clinics. The Company currently distributes over 2,000 products from over 40 manufacturers. The Company markets the products through a sales and service force comprised of representatives located throughout the United States, and during the first quarter of fiscal 1997, the Company reintroduced the direct mailing of catalogs to create supplemental sales. The Company's operations and primary distribution activities are conducted in Romeoville, Illinois.

     The Company was incorporated under the laws of the State of Delaware in November 1992 for the purpose of merging Franklin Ophthalmic Instruments Co., Inc., a California corporation ('FOI-California'), into the Company, thereby reincorporating FOI-California in the State of Delaware. FOI-California was incorporated in September 1990 to acquire the ophthalmic instrument distribution division of Franklin Optical Company, which was incorporated in the State of California in 1932 ('Franklin Optical'). Franklin Optical's primary business was operating retail locations in California and Hawaii which dispensed prescription eyeglasses and contact lenses. Franklin Optical also operated an ophthalmic instrument distribution division. In June 1990 and September 1990, respectively, Franklin Optical sold its two lines of business in separate transactions. The ophthalmic instrument distribution division was purchased by the Company. The retail dispensing business was sold by Franklin Optical to a third party and continued to operate in California as Franklin Optical Company. Franklin Optical Company is not affiliated with the Company.

     The Company intends to grow in the future through the addition of outside sales/service representatives, particularly in more heavily-populated markets in which it currently does not have representation, and the continued distribution of its recently reintroduced direct mail catalog. Based on the Company's experience in distributing catalogs for over 10 years (including the experience of an acquired company), the Company believes that the reintroduction of a catalog will:
(i) supplement the direct sales/service representative(s); (ii) provide sales in territories not geographically represented by the Company;
(iii) educate the marketplace as to the latest technology; (iv) enhance the Company's name-recognition in the ophthalmic marketplace; and (v) provide an overall source of advertising for the Company.

     Based on information contained in competitor marketing materials (e.g. advertising, catalogs and exhibitions at industry trade shows) and information generally available in the industry, the Company believes that it can be characterized as being somewhat 'unique' in the marketplace because of: (i) its level of high-tech service capability;
(ii) its more than 10 years experience (including the operations of an acquired company) in developing and integrating digital imaging products for the ophthalmic marketplace; (iii) its development and integration of products such as ophthalmic workstations; and (iv) its status as the only ophthalmic distributor that is a publicly owned U.S. corporation.

     The  Company's  principal   address  is   1265  Naperville   Drive,
Romeoville, Illinois 60446 and its telephone number is (630) 759-7666.

The Offering

     The Securities being offered consist of shares of Common Stock and Warrants exercisable for $1.00 per share of Common Stock. All of the Securities are being offered by the Selling Security Holders.

 Common Stock offered by Selling Security Holders      14,410,054 shares (1)

 Common Stock outstanding at September 30, 1997        19,580,879 shares

 Class B Warrants offered by Selling Security Holders   2,156,500 Warrants

 Class B Warrants outstanding at September 30, 1997     2,156,500 Warrants

 Class C Warrants offered by Selling Security Holders     244,000 Warrants

 Class C Warrants outstanding at September 30, 1997       244,000 Warrants

 Warrants issued to Prinz-Franklin (400,000) and          441,119 Warrants
          Silicon Valley Bank (44,119)

(1) Excluding 2,844,619 shares of Common Stock issuable upon exercise of certain common stock purchase warrants.

     The Class B and Class C Warrants have different expiration dates but are otherwise identical. See 'DESCRIPTION OF SECURITIES.' The
OTC Electronic Bulletin Board symbol for the shares of Common Stock
of the Company is 'FKLN.'   The Company will undertake to have  the
Warrants traded on the  OTC Electronic Bulletin  Board.  See  'RISK
FACTORS.'

Summary Financial Information

                                           As of               As of
Balance Sheet Data                   September 30, 1996    June 30, 1997

Working Capital Deficit                 $(5,603,846)         $(406,282)
Total Assets                            $4,597,412           $5,385,154
Total Liabilities                       $7,823,624           $3,624,783
Stockholders'Equity (Deficit)           $(3,226,212)         $1,760,371


Statement  of   Operations      Fiscal Year Ended            Nine Months Ended
Data                               September 30                   June 30,

                                1995          1996           1996          1997
                                ----          ----           ----          ----
Sales                     $13,316,949   $8,469,994     $6,427,413    $6,901,829
Gross Profit              $ 2,653,669   $2,102,251     $1,506,418    $1,901,390
Income(Loss)Before
   Extraordinary Item     $(4,336,499)  $(2,209,199)   $(1,180,361   $ (161,228)
Extraordinary Gain        $    -        $231,260       $    -        $2,886,513
Net Income (Loss)         $(4,336,499)  $(1,977,939)   $(1,180,361)  $2,725,285
Earnings (Loss)  per Share
   of Common Stock:
 Income   (Loss)   Before
    Extraordinary Item
    Per Share             $     (0.80)  $     (0.28)   $     (0.15)  $    (0.01)
  Extraordinary  Gain  per
  Share                   $     -       $      0.03    $      -      $     0.18
Net  Income   (Loss)   per
 Share of Common Stock    $     (0.80)  $     (0.25)   $     (0.15)  $     0.17
Weighted Average Number of
Common Shares Outstanding
Used in Computation         5,395,162     7,854,393      7,671,150    15,764,727



     Certain 1996 amounts have been reclassified to conform to the 1997 presentation.

                              RISK FACTORS

     The purchase of the Securities offered hereby involves a high degree of risk. Prospective investors should carefully consider the following risk factors, as well as other matters set forth elsewhere herein, before deciding whether to invest in such Securities.

Ability to Continue as Going Concern

     The Company incurred net losses for fiscal 1995 and fiscal 1996 of $4,336,499 and $1,977,939, respectively. The report of the Company's independent certified public accountants on the Financial Statements included in this Prospectus contains an explanatory paragraph as to the substantial doubts that exist concerning the Company's ability to continue as a going concern. The Financial Statements have been prepared on the assumption that the Company will continue as a going concern and therefore assume the realization of the Company's assets and the satisfaction of its liabilities in the normal course of operations. Since the close of the Company's 1996 fiscal year, the Company has completed a restructuring of its bank debt, restructured certain of its trade debt and raised additional equity capital in two private placements (collectively, along with conversions of certain debtholders in fiscal 1996, the 'Recapitalization'). The Company believes that the Recapitalization, coupled with cost reductions and expanded sales and marketing efforts, will allow the Company to achieve profitability, however there is no assurance that the Company will be able to do so. If profitability is not achieved, the Company will experience a continued depletion of its liquidity and capital resources, which on a cumulative basis may adversely affect the Company's ability to maintain its operations as a going concern. See 'MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.' In addition, the Company will not receive any proceeds from the sale of the Securities, and therefore, the sale thereof will not improve its capital position.

Possible Lack of Funds for Working Capital; No Proceeds to the Company from the Offering

     The Company currently has a negative working capital position, and its operations have been adversely affected by its lack of working capital and liquidity. In particular, payment delays to suppliers have resulted in reduced credit limits, which in turn have resulted in increasing backlogs and delays in supplying customer orders. As a result of the Recapitalization, these problems have been reduced, and the Company believes that it will have sufficient cash available to fund its operations through February 28, 1998, when its bank line of credit expires. There can be no assurance, however, that the Company's cash flow from operations, supplemented by borrowings under the line of credit, will be sufficient to support its working capital needs. The Company is currently engaged in negotiations with financial institutions for a new line of credit; however, there is no assurance that the Company will be able to extend the line of credit or obtain a line of credit with a new financial institution when it expires. See 'MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS - Liquidity and Capital Resources.' In addition, the Company will not receive any proceeds from the sale of the Securities, and therefore, the sale thereof will not improve its working capital position.

Correction of Errors; Restatement of Financial Results

     In January 1995, a special committee of the Board of Directors initiated an investigation into the circumstances surrounding the timing and cause of certain inventory allowances, sales and bad debt provisions, and goodwill provisions recorded in the fourth quarter of fiscal 1994 and in the first quarter of fiscal 1995 when the Company's management included Robert A. Davis (who served as the Company's chief executive officer, chief financial officer and president and a director). The special committee was initially comprised of Linda S. Zimdars and was later changed to Michael J. Carroll and James J. Urban, who became the Company's chief executive officer and chief operating officer, respectively, upon the resignations of Messrs. Davis and Dallas Talley, a former director of the Company, see 'MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS _ Comparison of Fiscal 1996 to Fiscal 1995'). As a result of the investigation, the Company determined that during the years prior to fiscal 1995, it had: (i) recorded sales for products not actually ordered by or shipped to customers; (ii) recorded sales in advance of the actual shipment of products; (iii) failed to provide adequate allowances for slow moving or obsolete inventories; and (iv) failed to provide adequate allowances for doubtful accounts receivable. The Company then retained the services of its current auditor, BDO Seidman, LLP, and restated its financial statements for the fiscal years ended September 30, 1993 and 1994, the quarter ended December 31, 1994 and the nine months ended June 30, 1995 to correct these errors (the 'Restatement').

     The Restatement had the effect of increasing the net loss for fiscal 1993 by $853,013, or $.34 per share, and of decreasing the net loss for fiscal 1994 by $89,139, or $.02 per share.


Informal Regulatory Inquiry

     The Company and its independent auditors have received certain correspondence from the San Francisco, California Regional Office of the Commission requesting documents and other information regarding the Company. As of the date hereof, the Commission's inquiry is informal in nature and to the best of the Company's information, knowledge and belief, the Commission has not issued a Formal Order of Private Investigation ('Formal Order') regarding the Company. However, were the Commission to issue a Formal Order, the pendency of a formal investigation by the Commission could impair or prevent the Company from raising additional capital. Moreover, although the Company believes that the Restatement has corrected all prior reporting errors, the Commission could develop information in such an investigation which could raise additional issues with respect to the Company's prior reporting possibly giving rise to claims by the Company's stockholders.

Potential Insufficiency of Authorized Shares

     The holders of the Class A Warrants are entitled to certain anti-dilution rights. See 'DESCRIPTION OF SECURITIES _Warrants to Purchase Common Stock _ Class A Warrants.' In accordance with such rights the exercise price has been reduced from its original level of $5.00 per share of Common Stock to $2.30 per share, and the aggregate number of shares of Common Stock issuable upon exercise of such warrants has been increased from 2,062,500 to 4,487,740. As a consequence of the increase in the number of shares issuable upon the exercise of the Class A Warrants, the Company no longer had sufficient shares of Common Stock authorized to provide for the exercise of all of the outstanding common stock purchase warrants and options. To remedy this situation, the Company has reached an agreement with Michael J. Carroll and James J. Urban pursuant to which Messrs. Carroll and Urban have agreed to surrender to the Company for redemption shares of Common Stock held by them to the extent necessary to permit the issuances of the shares of Common Stock underlying common stock purchase warrants or options which are exercised. See 'CERTAIN TRANSACTIONS.' In any event, the Company plans at the next annual meeting to seek stockholder approval of an amendment to the Company's Articles of Incorporation increasing the authorized number of shares of Common Stock.


Dependence upon Manufacturers and Suppliers

     A  majority  of   the  Company's  revenue   is  derived  from   the
distribution of ophthalmic instruments. The Company does not manufacture the products which it distributes and is therefore dependent upon the manufacturers of such products. There are approximately 40 manufacturers of the products which the Company distributes. The Company has, for many years, maintained distribution agreements with several of
the manufacturers of  such products.   However, such  agreements
have been non-exclusive, and the manufacturers offer the same or substantially similar products to many distributors. In addition, although most major manufacturers do not typically sell directly to end-users of the products, the distribution agreements may permit the manufacturers to sell their products directly to government and teaching institutions, optical chain stores and the like.

     The Company's distribution agreements generally have purchase commitments, sometimes require the Company, as a distributor, to maintain a minimum amount of inventory and are subject to cancellation or termination by either party thereto upon up to 90 days prior written
notice.    Given  the Company's  recent  fiscal  constraints,  its
relationships with some of the manufacturers have been strained. In connection with the Recapitalization, the Company has provided for repayment and/or conversion (into shares of Common Stock) of outstanding debt owed by the Company to certain manufacturers. Notwithstanding participation by several manufacturers in the Recapitalization and the indication of their willingness to continue to work with the Company, there can be no assurance that the manufacturers with whom it has reached such agreements will otherwise continue to work with the Company in the future.

     For the fiscal years ended September 30, 1996 and 1995, over 50% of the Company's revenues were derived from sales of instruments and other products produced by six manufacturers (or an average of 8.3% of the Company's revenue per manufacturer). During the nine months ended June
30, 1997, approximately 59% of the Company's revenues were derived  from
the sales of instruments  and other product by  seven manufacturers.   A
break down of these seven manufacturer's for the nine months ended  June
30, 1997 is a follows: (1) Haag-Streit, Inc = 13.2%; (2) Heine USA  Ltd.
= 4.5%; (3)  Marco Ophthalmic  Inc. =   9%; (4)  Nikon, Inc.  = 5%;  (5)
Reichert Ophthalmic Instruments, Inc. = 10.7%; (6) Reliance Medical Products (a subsidiary of Haag-Streit A.G.)= 12.8%; and (7) Welch Allyn =4%. There can be no assurance that such manufacturers will be willing or able to continue to meet the Company's supply requirements or that the Company will continue to have access to the equipment and products it
currently  offers  for  sale.    The  loss  of  any  one  of  the  major
manufacturers may have a material adverse effect on the results of operations of the Company.

     The manufacturers with whom the Company deals are subject to risks attended any business including being affected by recessions, strikes and government regulation. Many of the major manufacturers are foreign corporations or U.S. subsidiaries of foreign corporations, such as Canon USA, Inc., Leica Inc., Nikon Inc. Instrument Group and Haag-Streit Services, Inc., whose products are predominently manufactured outside the United States. Such overseas operations are subject to risks such as economic or political instability, shipping delays, fluctuations in foreign currency exchange rates, customs duties and other trade restrictions.

Reliance on Key Management Personnel

     The Company relies heavily upon the services of Michael J. Carroll, as President, Chief Executive Officer and a director of the Company, James J. Urban, as Senior Vice President, Chief Operating Officer and a director of the Company, and Brian M. Carroll, as Vice President and Chief Financial Officer of the Company. Each of the foregoing individuals has entered into an employment agreement with the Company. See 'MANAGEMENT.' While the Company currently maintains relatively small insurance policies on the lives of each of these individuals, the loss of any of them may be materially detrimental to the Company.

Company's Customer Base Dependent on Sales Representative Loyalty

     Sales representatives in the ophthalmic equipment business typically develop long-term relationships with their customers. Should any of the Company's sales representatives leave the employ of the Company in order to join a competing distributor or to commence his or her own competing business, the Company could lose some or all of the customers doing business with the Company through such sales representative. See 'BUSINESS OF THE COMPANY.'

Competition

     The distribution of non-surgical medical office equipment and instruments to ophthalmologists and optometrists is highly competitive, with such distribution historically being accomplished by numerous small, owner-operated distributors located in significant population centers in the country. These distributors sell and service most well-known brands of equipment in relatively small geographical areas and often have long-established relationships with strong loyalties from their clientele. The Company's largest competitor is Lombart Instrument Company ('Lombart') which has representatives located in some regions in which the Company has sales representatives. In addition, due to the combination of Southern Optical Company, Duffens Optical Company and Wisconsin Optical Services as a result of acquisitions by Essilor Inc. ('Essilor'), a French company primarily in the business of lens fabrication used in the sale of eyewear, a new entity has been formed that also exceeds the sales of the Company. Based upon information generally known in the industry (such as sales and dollar volume of business conducted by the larger distributors) and information provided by manufacturers, management believes Lombart, Essilor and the Company are the three largest ophthalmic equipment distributors in the United States. Notwithstanding the Company's size, competition from Lombart and Essilor, fragmentation of the industry and the strong loyalty of customers to distributors may limit the Company's ability to increase its market penetration. In addition, the Company's business is not characterized by substantial regulatory or economic barriers to entry, and there is no assurance that additional companies will not enter the ophthalmic instrument distribution business. See 'BUSINESS OF THE COMPANY.'

Absence of Dividends on Common Stock

     The Company has not paid any cash dividend on its Common Stock and does not anticipate paying such dividends in the foreseeable future. The Company's agreement with Silicon Valley Bank includes a covenant prohibiting the payment of dividends by the Company. Instead of paying dividends, the Company intends to retain all working capital and earnings, if any, for use in the Company's operations and in the expansion of its business. See 'DIVIDEND POLICY' and 'DESCRIPTION OF SECURITIES.'

Possible Resales of Common Stock by Current Stockholders and Depressive Effect on Market

     At September 30, 1997, there were 16,232,723 shares of Common Stock outstanding which were 'restricted securities' as that term is defined in Rule 144, promulgated under the Securities Act of 1933, as amended (the 'Securities Act'), including 14,410,054 shares being registered pursuant to this Registration Statement of which this Prospectus is a part. Such shares will be eligible for public sale only if registered under the Securities Act or sold in accordance with Rule 144. In general, under Rule 144, a person who has satisfied a one-year holding period may sell a limited number of such restricted securities in ordinary brokerage transactions. In addition, Rule 144 permits, under certain circumstances, the sale of restricted securities without any quantity limitations by a person who is not an affiliate of the Company and who has satisfied a two-year holding period. The timing and amount of any sales of Common Stock covered by the Registration Statement of which this Prospectus is a part or any future registration statement or under Rule 144 could have a depressive effect on the market price of the Company's Common Stock and on the ability of the Company to obtain additional equity financing. See 'PRINCIPAL SECURITY HOLDERS,' 'CERTAIN TRANSACTIONS' and 'DESCRIPTION OF SECURITIES.'

Potential Anti-Takeover Effect of Future Stock Issuances by the Company; Potential Dilution

     At September 30, 1997, the Company had authorized 25,000,000 shares of Common Stock, $0.001 par value per share, of which 19,580,879 shares were issued and outstanding and an additional 5,419,121 shares had been reserved for specific purposes, and 1,000,000 shares of preferred stock, $0.001 par value per share (the 'Preferred Stock'), none of which were outstanding. The Preferred Stock is not reserved for any purpose and may be issued without any action or approval by the Company's stockholders. The Preferred Stock may be issued with such designation, rights and preferences as may be determined from time to time by the Board of
Directors. Although there are no present plans, agreements or undertakings with respect to the Company's issuance of any shares of such stock or related warrants, options or convertible securities, the issuance of any of such stock or other securities by the Company could have anti-takeover effects insofar as they could be used as a method of discouraging, delaying or preventing a change in control of the Company. Such issuance, as well as the exercise of outstanding options or warrants, could also dilute the public ownership of the Company and reduce a stockholder's pro rata ownership interest in the Company. See 'CAPITALIZATION' and 'DESCRIPTION OF SECURITIES.'

No Assurance of Public Market

     The Units, Common Stock and Class A Warrants of the Company are traded on the OTC Electronic Bulletin Board under the symbols, FKLNU, FKLN and FKLNW, respectively. There currently is not an OTC Electronic Board symbol for the Warrants. The Company will undertake to have the Warrants quoted on the OTC Electronic Bulletin Board; however, there is no assurance that such quotation will occur. As a result of the Company's securities being quoted on the OTC Electronic Bulletin Board and the Warrants not being quoted, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the price of, the Securities offered hereby.

Arbitrary Determination of Exercise Price of Warrants

     The exercise price of the Warrants was arbitrarily determined by the Company and does not necessarily bear any relationship to the Company's asset or book value, net worth or any other established criteria of value. The exercise price of the Warrants should therefore not be regarded as indicative of the actual value of the Company's Common Stock.

Possible Redemption of the Warrants

     In the event that the average of the closing bid or last reported sale prices of the Common Stock exceeds $3.00 per share for any period of 20 consecutive trading days, the Warrants may be redeemed by the Company for $.10 per Warrant prior to exercise or expiration on 30 days prior written notice. Although holders of the Warrants will have the right to exercise their Warrants through the date of redemption, they may be unable to do so because they lack sufficient funds at the time of redemption, or they may simply not wish to invest any more money in shares of the Common Stock at that time. Should a holder of the Warrants fail to exercise or to sell such Warrants on or prior to the redemption date, such Warrants will have no value beyond their redemption value. See 'DESCRIPTION OF SECURITIES.'

Certain Provisions of Certificate of Incorporation and By-Laws Limiting Director Liability and Discouraging Changes in Control

     The Company's Certificate of Incorporation and Bylaws contain provisions which may discourage certain transactions which involve an actual or threatened change in control of the Company. These provisions include classification of the Board of Directors. See 'DESCRIPTION OF SECURITIES' and 'MANAGEMENT.'

     As permitted by the Delaware General Corporation Law, the Company's Certificate of Incorporation provides that a director of the Company will not be personally liable to the Company or its stockholders for monetary damages for breach of the fiduciary duty of care as a director, except under certain circumstances including breach of the director's duty of loyalty to the Company or its stockholders or any transaction from which the director derived an improper personal benefit. See 'STATEMENT OF INDEMNIFICATION.'

Voting Control by Current Officers and Directors

     At September 30, 1997, the officers and directors of the Company owned or controlled the voting of 36.96% of the Company's issued and outstanding Common Stock. There are no cumulative voting rights, and directors must be elected by a plurality of the outstanding voting securities entitled to vote. By virtue of their ownership of the Company's issued and outstanding Common Stock, the officers and directors of the Company will have the ability to significantly affect the composition of the Board of Directors and, consequently, to influence the Company's business and affairs.

No Underwriter Participation

     No underwriter has participated in the preparation of this Prospectus. Generally, in an underwritten offering, an underwriter would conduct certain investigations relative to the issuer, its business and the terms of the offering in order to establish a reasonable basis for determining the completeness of the disclosures set forth in any offering documents. Inasmuch as no underwriter has participated in the preparation of these offering materials, such an investigation has not been conducted in connection with this offering.

Unaudited Financial Statements

     The Company's unaudited financial statements for the nine month period ended June 30, 1997 are contained herein. Although management believes that the unaudited financial statements included herein fairly present the financial position of the Company as of such date, no assurance can be given that the Company's independent auditors in connection with the preparation of an audit of such period may not recommend adjustments to such financial statements, which adjustments may be material.

                         MARKET FOR SECURITIES

     On July 23, 1993, in connection with its initial public offering, the Company applied for and was granted inclusion of its securities for quotation on the NASDAQ SMALLCAP MARKETSM ('NASDAQ'), and its Units, Common Stock and Class A Warrants commenced quotation on NASDAQ. On April 27, 1995, due to the Company's inability to fulfill the maintenance criteria for continued quotation of its securities on NASDAQ, the Company's securities ceased to be quoted on NASDAQ, at which time the Company's securities began being quoted on the OTC Electronic Bulletin Board. The Units, Common Stock and Class A Warrants are traded under the symbols FKLNU, FKLN, and FKLNW, respectively. The Company will undertake to have the Warrants traded on the OTC Electronic Bulletin Board. See 'RISK FACTORS.'

     The following table sets forth, for the periods indicated, the reported high and low bid and asked price quotations for the Units, Common Stock and Class A Warrants for the fiscal years ended September 30, 1995, 1996, and 1997. Such quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

                             Common Stock          Class A Warrants
                           Bid ($)   Asked ($)    Bid ($)    Asked($)
     Period of Quote   High  Low   High   Low    High Low   High   Low

     Fiscal 1995:
     1st Quarter       2-5/8 1-1/4  3-3/8 1-3/8   6/8  2/8  1-1/8  2/8
     Second Quarter    1-3/8   3/8  1-5/8   3/8   2/8  1/8    3/8  1/8
     Third Quarter     13/16   3/8   3/16    /    N/A  N/A    N/A  N/A
     Fourth Quarter     3/4    3/8   3/4   3/8    N/A  N/A    N/A  N/A

     Fiscal 1996:
     First Quarter      5/8    1/8    1    7/32  3/100 1/100 3/50 7/200
     Second Quarter     3/4    5/32  7/8   7/32   2/25 1/100 1/10  7/200
     Third Quarter    11/16   15/16 27/32  7/16   9/50 7/200 3/10 11/200
     Fourth Quarter  1-7/25   1/4  1-3/10 11/25 17/100 6/100 23/100 1/10

     Fiscal 1997:
     First Quarter   1-3/8    3/8  1-5/8   7/16   1/5   /   13/50  7/100
     Second Quarter    7/8    5/16    1   17/50 9/100 3/100 1/10   7/100
     Third Quarter   11/25     1/4 47/100 27/100 1/20  1/50 7/100  7/200
     Fourth Quarter   1/2      1/2  3/5    7/25 3/100  3/100 2/50   2/50


                                             Units
                                         Bid           Asked
                                   High       Low    High     Low

     Fiscal 1995:
     First Quarter                 2-3/48   1-3/8    2-3/4    3/4
     Second Quarter                1-3/8     3/4     1-3/8    3/4
     Third Quarter                 1/2       1/2      1/2     1/2
     Fourth Quarter                1/2       1/2      5/8     1/2

     Fiscal 1996:
     First Quarter                 1/4        1/8     7/8     7/16
     Second Quarter                9/16       1/8    1-1/2    7/16
     Third Quarter                 1/2        1/2     5/8     1/2
     Fourth Quarter                1          1/4    1-3/4    3/4

     Fiscal 1997
     First Quarter                 1-1/4      1/4    1-15/16  7/8
     Second Quarter                13/16      1/4    1-1/4    7/8
     Third Quarter                 1/2        1/4    1-3/16   1/2
     Fourth Quarter                1/2        7/25   22/25   63/100


     At September 30, 1997, there were 210 holders of record of Common Stock, 83 holders of record of Class A Warrants, 45 holders of record of Class B Warrants and 9 holders of record of Class C Warrants. The foregoing is based in part upon information furnished by Continental Stock Transfer and Trust Company, New York, New York, the transfer agent for the Company's Common Stock and warrant agent for the Class A Warrants. The Company is the warrant agent for the Class B and Class C Warrants.

                            DIVIDEND POLICY

     There have been no cash dividends paid in fiscal years 1995, 1996 or 1997. The Company does not anticipate paying any cash dividend on its Common Stock in the foreseeable future, but instead intends to retain all working capital and earnings, if any, for use in the Company's operations and in the expansion of its business. Also, the Company's agreement with Silicon Valley Bank includes a covenant prohibiting the distribution of dividends by the Company.

                            USE OF PROCEEDS

     The Company will not receive any proceeds from the sale of the Common Stock or Warrants by the Selling Security Holders. See 'SELLING SECURITY HOLDERS.'

                MANAGEMENT'S DISCUSSION AND ANALYSIS OF
             FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Going Concern

     The report of the Company's independent certified public accountants contains an explanatory paragraph as to the substantial doubts that exist concerning the Company's ability to continue as a going concern.

     As discussed in the notes to the financial statements and elsewhere herein, the Company at the end of fiscal 1996 was in default under the terms of its revolving credit facility with Silicon Valley Bank, which is the Company's primary credit facility ('Silicon'). Additionally, in part because of that default and the resulting inability to obtain additional working capital, the Company has been unable to make timely reductions in the amount owed to its product suppliers. As a consequence, the Company was unable to obtain otherwise customary trade credit and was limited to purchases of product on limited credit terms or with payment on delivery. In certain instances, this has prevented the Company from obtaining products to fill customer orders.

     In connection with the Company's financial restructuring efforts, the Company reached agreements with Silicon, its primary trade creditors and certain debt-holders during the fourth quarter of fiscal 1996 and the first quarter of fiscal 1997 (collectively, the 'Debt Restructuring'). See 'Comparison of Nine Months Ended June 30, 1997 to Nine Months Ended June 30, 1996' and 'Liquidity and Capital Resources.' In addition, during the first three quarters of fiscal 1997, the Company was able to raise $1,780,250 in new capital through the private placement of equity (together with the Debt Restructuring, the 'Recapitalization').

     The Company believes that with (i) the Recapitalization, (ii) the increase in trade credit which the Company has received upon the Debt Restructuring and increases subsequent to the aforementioned Debt
Restructuring; and (iii) the expansion of the Company's marketing efforts and sales territory, the Company will be able to achieve sales increases by reducing the limiting effects that the Company's lack of working capital have had on marketing and the ability to obtain products necessary to accept and fill customer orders on a timely basis, allow the Company to refinance outstanding debt when it comes due in fiscal 1998 and ultimately return to profitability and generate positive cash flows.

     The Company's ability to continue as a going concern is ultimately dependent on its ability to increase its sales to a level that will allow it to operate profitably and generate positive cash flows, and to refinance outstanding debt when it comes due. There can be no assurance that with the Recapitalization that the Company will be able to increase sales levels that would achieve profitability which could force the Company to significantly reduce its operations in order to reduce expenses or take other actions to resolve liquidity constraints that may arise.

Comparison of Fiscal 1996 to Fiscal 1995.

     General. During the first two quarters of fiscal 1995, the Company underwent significant management, structural and operational changes. Pursuant to or in connection with an agreement effective April 1, 1995 among the Company, Robert A. Davis (the Company's former chief executive officer, chief financial officer and president and a director), and certain partnerships and a trust in which Mr. Davis had an interest (the 'Davis Entities'), and Michael J. Carroll, James J. Urban and Brian M. Carroll (the 'Separation Agreement'), Mr. Davis and Mr. Dallas Talley (another director of the Company) resigned their positions with the Company and Messrs. Michael Carroll and James Urban were elected to fill the resulting vacancies on the Company's Board of Directors (the 'Board of Directors'). The Separation Agreement also provided that the Davis Entities would (i) contribute 800,000 shares of Common Stock back to the Company and (ii) forgive a $200,000 debt owed by the Company. Under the Separation Agreement, the Company agreed to release and indemnify Mr. Davis for any claims, other than claims for fraud and certain types of negligence, which might be made in connection with Mr. Davis' service as an officer or director of the Company.

     Until the second quarter of fiscal 1995, the Company operated a Hayward, California facility, a Lawrenceville, Georgia facility, a Jacksonville, Florida facility (which was added with the Company's acquisition of Progressive Ophthalmic Instruments Co., Inc.) and a Romeoville, Illinois facility (which was added with the Company's acquisition of Midwest Ophthalmic Instruments, Inc., defined as 'MOI'). See 'BUSINESS OF THE COMPANY - Properties.' During the second quarter of fiscal 1995, the Company's new management closed all but the Romeoville, Illinois facility.

     In January 1995, the Company commenced restructuring the Company's operations around the MOI operations acquired by the Company in July 1994, and began operating under the trade name Franklin_MOI. The Company instituted throughout its sales force compensation structures and other policies similar to those historically used by MOI, which included: (i) the use of sales quotas and scheduling requirements; (ii) a commission structure that contained lower base and higher incentive components; (iii) greater accountability for expenses and inventory; and
(iv) limits on competitive activities. As a result of the aforementioned changes, approximately 50% of the Company's prior sales representatives terminated their representation of the Company or were dismissed. Some but not all of the these representatives have been replaced and, as a result, the Company has lost representation in certain geographic areas or with certain accounts previously serviced by it. See 'BUSINESS OF THE COMPANY - Marketing.'

     As a result of these substantial changes in the Company's operations, operating results for the fiscal years ended September 30, 1995 and 1996 lack comparability. The results for fiscal 1995 reflect the transition described above, which was initiated by current management during the second quarter of fiscal 1995. The results for fiscal 1996 reflect a full year of operations of the Company under the MOI structure and under new management and include the results of the Company's efforts to reduce costs through the consolidation of sales and operational functions.

     Results of Operations. Sales declined by $4,846,955 or 36.4% from $13,316,949 in fiscal 1995 to $8,469,994 for fiscal 1996. The previously discussed restructuring of the Company's sales operations, and the Company's lack of working capital, were the dominant reasons for the overall decline in sales volume.

     The Company's gross margin on sales declined from $2,653,669 for fiscal 1995 to $2,102,251 for fiscal 1996 as a result of the decline in sales. Gross margin as a percentage of sales increased from 19.9% in fiscal 1995 to 24.8% in fiscal 1996. The increase in gross margin as a percentage of sales for the fiscal year ended September 30, 1996 was primarily attributable to the predominance of MOI's operations in the operating results for fiscal 1996. MOI's sales included a greater level of products designed by MOI, and related technical services, and as a result generated a higher gross margin than those of the Company's other operations prior to the integration of MOI.

     Selling, general  and  administrative ('SG&A')  expenses  decreased
from $5,315,753  in fiscal  1995  to $3,575,555  in  fiscal 1996.    The
reduction in expenses related to SG&A was primarily attributed to the consolidation of all operations into a single facility located in Romeoville, Illinois, and the reduction in personnel and related overhead. Approximately $300,000 in SG&A expenses incurred in fiscal 1996 were for professional fees related to restructuring the Company and the expense associated with the issuance of 600,000 shares to Tiger Eye Capital.

     During the fiscal ended September 30, 1995, the Company recorded an inventory loss of $770,000. The loss was primarily believed to be as a result of poor controls over inventories issued to sales representatives and the transfer of the Company's inventories from Hayward, California to Jacksonville Florida during fiscal 1994. The Company did not have an inventory write down for fiscal 1996.

     Interest expense increased from $688,345 for fiscal 1995 to $737,942 in fiscal 1996. Interest expense consisted of: (i)
approximately $515,000 of interest on borrowings under the Company's line of credit with Silicon Valley Bank ('Silicon'); and (ii) approximately $187,942 of interest on debt to trade creditors and short term borrowings. As a result of the conversion of over $3,000,000 owed to Silicon into equity, as described below, and the conversions to equity and/or forgiveness of over $700,000 of trade debt, which were completed subsequent to fiscal 1996, management expects future interest expense to decline.

     As a result of the foregoing factors, the Company reported a loss of $1,977,939 for fiscal 1996 as compared to a loss of $4,336,499 for fiscal 1995.


Comparison of Nine Months Ended June 30, 1997 to Nine Months Ended  June
30, 1996

     General. In the first quarter of fiscal 1997, the Company completed a financial restructuring that began in fiscal 1996. In connection with such restructuring, the Company's primary lender,
Silicon, converted $3,175,105 in debt owed by the Company to Silicon into 2,088,884 shares of the Company's Common Stock, and transferred the remaining $1.8 million owed to Silicon to a new credit facility with Silicon. The shares of Common Stock issued to Silicon represented along with warrants held by Silicon to purchase 44,119 shares of Common Stock, a 13.17% beneficial ownership in the Company based on 16,193,611 shares of Common Stock outstanding at the time of the conversion in November 1996. In addition, the Company reached agreements with certain trade creditors pursuant to which such trade creditors: (i) converted an aggregate of approximately $533,000 owed to them into shares of Common Stock at a price of $1.52 per share; (ii) forgave trade debt in the amount of approximately $201,000; and (iii) accepted certain promissory notes (having a maturity date up to twenty-four months from the date thereof and an applicable interest rate of 10%) in payment of additional trade debt totaling $368,000. The restructuring with Silicon and the trade creditors and the conversion of promissory notes by certain debtholders is referred to as the 'Debt Restructuring.'

     In conjunction with the Debt Restructuring, the Company completed a private placement in the first quarter of fiscal 1997 of 2,400,500 units comprised of two shares of Common Stock and one common stock purchase warrant entitling the holder to purchase one share of Common Stock at $1.00 per share within a specified period (collectively, the 'Warrants'), for an aggregate price of $1,200,250. See 'DESCRIPTION OF SECURITIES - Class B and Class C Warrants.' In addition, in the third quarter of fiscal 1997 the Company raised $580,000 through a private placement of 2,900,000 shares of Common Stock and 400,000 common stock purchase warrants. The foregoing private placements and the Debt Restructuring are collectively referred to as the 'Recapitalization.'

     Results of Operations. For the nine months ended June 30, 1997, sales increased by $474,416 to $6,901,829 from $6,427,413 for the nine months ended June 30, 1996. The Company attributes the increase to the recent expansion of marketing efforts through the addition of a national direct mail catalog and the addition of sales personnel in new territories.

     The Company's gross margin on sales increased by $394,792 to $1,901,390 for the nine months ended June 30, 1997 from $1,506,418 for the nine months ended June 30, 1996. Gross margin as a percentage of sales increased to 27.5% for the nine months ended June 30, 1997 from 23.4% for the nine months ended June 30, 1996. The Company attributes the increase in gross margin as a percentage of sales to the Company taking advantage of certain manufacturer rebate programs as a result of the Company's increase in sales volume, and the Company's emphasis on the sale of technical services, private-label products and refurbished equipment, which have historically provided the Company with greater profit margins. In addition, the capital infusion that took place during the first quarter of fiscal 1997 has allowed the Company to take advantage of better product purchasing opportunities. Although manufacturers may offer rebate programs in the future that could maintain or perhaps increase the Company's profit margin and its profit as a percentage of sales, there can be no assurance that such programs will be offered or if they are, that the Company will be able to take advantage of such programs. In addition although, management believes that it can continue to increase gross profit margins and gross margins as a percentage of sales in the future, there can be no assurance that attempts to increase sales may not require incentive pricing (additional discounts to create a higher volume of sales to meet or better competitor pricing that would reduce margins and the margins as a percentage of sales).

     For the nine months ended June 30, 1996 and 1997, selling, general & administrative expenses decreased by $109,035 from $1,865,628 to $1,756,593 respectively. The decrease is primarily attributed to the decrease in professional fees associated with the Company's restructuring efforts during fiscal 1996.

     For the nine months ended June 30, 1996 and 1997, amortization and depreciation decreased from $320,691 to $222,869, respectively. The decrease is primarily attributable to the elimination of amortization expense that the Company incurred during fiscal 1996 pertaining to the acquisition of certain software rights.

     No extraordinary gain was reported for the nine months ended June 30, 1996 while an extraordinary gain of $2,886,513 was reported for the nine months ended June 30, 1997. The gain resulted from the Debt
Restructuring.

     For the nine months ended June 30, 1996 and 1997, interest expense decreased from $500,512 to $88,799, respectively. The decrease in interest expense is primarily a result of the Company's restructuring of its bank financing with Silicon in which Silicon converted $3,175,105 of principal and interest into 2,088,884 shares of the Company's Common Stock.

     As a result of the foregoing, the Company reported net income of $2,725,285 for the nine months ended June 30, 1997 versus a net loss of $1,180,361 for the same period of the prior year.

Liquidity and Capital Resources

     Cash flow from operations improved from negative $390,916 in fiscal 1995 to positive $51,980 in fiscal 1996. The improvement resulted primarily from management's efforts in reducing costs. Cash flow from operations was a negative $1,164,233 for the nine months ended June 30, 1997 versus a positive $244,231 for the same period of the prior year. The negative operating cash flow for the nine months ended June 30, 1997 was primarily due to increases in accounts receivable and inventory to support the Company's growth. The Company financed the negative cash flows with the proceeds of private placements of securities during the quarters ended December 31, 1996 and June 30, 1997.

     The Company's principal credit facility is a revolving credit facility with Silicon. The line of credit, which is secured by essentially all of the Company's assets, initially provided for borrowings of up to $4,000,000, limited to (i) 80% of the amount of eligible accounts receivable; and (ii) the lesser of $1,500,000 or 50% of the book value of eligible inventories, reduced by trade accounts payable. The line of credit provided for the payment of interest monthly at the rate of 1% over Silicon's prime rate for borrowings collateralized by accounts receivable and 3% over the bank's prime rate for borrowings collateralized by inventory. The line of credit was scheduled to mature on February 5, 1995.

     During fiscal 1995, the balance outstanding under the line of credit exceeded the amount available under the borrowing formula and the Company was otherwise in default with respect to certain provisions of the line of credit agreement. On April 1, 1995, Silicon agreed to extend the term of the Company's line of credit through February 6, 1996 (subsequently extended to April 15, 1996), and agreed to forbear in the exercise of its rights resulting from the Company's past defaults or defaults in the future compliance with the financial covenants and advance the Company an additional $500,000, conditioned upon the Company's agreement to make certain scheduled reductions in both: (i) the amount of the total borrowings outstanding and (ii) the amount by which total borrowings exceeded the amount available under the collateral formula. Under the extended agreement, all borrowings bore interest, payable monthly, at the annual rate of 3% above Silicon's prime rate, subject to reduction as the amount of the Company's over-formula borrowings decreased. In addition, the Company agreed to modify the terms of warrants to purchase 44,119 shares of Common Stock to provide for exercise at a price of $.50 per share through March 31, 2000.

     Throughout fiscal 1996, the Company continued  to be in default  of the provisions in the amended credit agreement with Silicon. At September 30, 1996, principal of $4,375,304 and accrued interest of $443,394 were outstanding under the line of credit. In September 1996, the Company reached agreement with Silicon on an Amended and Restated Loan and Security Agreement (the 'Amended Agreement') under which Silicon agreed to convert approximately $3 million of amounts owed to it by the Company under its line of credit into shares of the Company's Common Stock at the rate of $1.52 per share. Silicon further agreed to extend the maturity date with respect to the remaining $1.8 million under the line of credit to July 29, 1997. The Amended Agreement was conditioned on or required, among other things, (i) the Company's simultaneous receipt of at least $1 million of proceeds from the private placement of its securities; (ii) the Company's best efforts in converting certain amounts owed to trade suppliers into equity securities or long-term notes; and (iii) the personal guarantees of Messrs. Michael Carroll, James Urban and Brian Carroll for an aggregate amount not to exceed $200,000. The Company met the conditions of the Silicon agreement during the first quarter of fiscal 1997 and the new line of credit became effective in November 1996.

     The Amended Agreement provides a line of credit to the Company in an amount equal to the lesser of $1.8 million or the amount supported by a formula-derived borrowing base. The borrowing base is equal to (i) 80% of the amount of eligible accounts receivable and (ii) the lesser of 50% of eligible inventories or $1.0 million. Interest under the Amended Agreement was at the rate of 2% over Silicon's prime rate and was payable on a monthly basis. In August 1997, the Company and Silicon agreed to further extend the line of credit which was originally scheduled to expire on July 29, 1997, until February 28, 1998. The interest rate charged was increased to 3% over Silicon's prime rate upon effectiveness of the amendment and increases to 4% over Silicon's prime lending rate if the Company is still indebted to Silicon at January 31, 1998.

At June 30, 1997, outstanding borrowing under the line of credit totaled $1,573,191.

     The Company is currently unable to raise capital through the issuance of additional shares of Common Stock or warrants, options or other securities exercisable for or convertible into shares of Common Stock because of an insufficiency in the number of available authorized shares of Common Stock. See 'RISK FACTORS _ Potential Insufficiency of Authorized Shares' and 'CERTAIN TRANSACTIONS'. As a result of the Recapitalization, however, the Company believes that it will have sufficient cash available to fund its operations through February 28, 1998, when its bank line of credit expires. There can be no assurance, though, that the Company's cash flow from operations, supplemented by borrowings under the line of credit, will be sufficient to support its working capital needs. Although the Company is engaged in negotiations for the refinancing of the line of credit, there is no assurance that the Company will be able to refinance or extend its bank line of credit when it expires.

Inflation

     While inflation has not had a material effect on the Company's operations in the past, there can be no assurance that the Company will be able to continue to offset the effects of inflation on the costs of its products or services through price increases to its customers without experiencing a reduction in the demand for its products; or that inflation will not have an overall effect on the ophthalmic medical instruments market that would have a material effect on the Company.

Implementation of New Accounting Standards

     In March 1995, the Financial Accounting Standards Board ('FASB') issued Statement Number 121, 'Accounting for the Impairment of Long Lived Assets and for Long-Lived Assets to be Disposed Of,' which requires the Company to review long-lived assets and certain identifiable intangibles for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The assessment of the impairment is based upon the estimated undiscounted future cash flows from operating activities compared with the carrying value of the assets. If the undiscounted future cash flows of an asset are less than the carrying value, a write-down would be recorded measured by the amount of the difference between the carrying value of the asset and the fair value of the asset. The Statement is required for financial statements for fiscal years beginning after December 15, 1995. The Company adopted this Statement during fiscal 1997 and it did not have a significant impact on the Financial Statements when implemented.

     In December 1995, FASB issued Statement Number 123, 'Accounting for Stock-Based Compensation.' Statement Number 123 is effective for fiscal years beginning after December 15, 1995, and requires either the application of an option pricing model measurement for stock compensation, or, if a company elects to continue to measure stock compensation based on the difference between the market price of the Company's common stock and the exercise price of the employee stock option, disclosure of what the effects of the application of option pricing model measurement would have been. The Company will initially apply Statement Number 123 in fiscal 1997 and will elect to disclose the effect that the application of option pricing model measurement would have had for options granted from October 1, 1995.

     In March 1997, FASB issued Statement Number 128, 'Earnings Per Share' ('SFAS 128'), which provides a different method of calculating earnings per share than is currently used in APB Opinion 15. SFAS 128 provides for the calculation of basic and diluted earnings per share. Basic earnings per share includes no dilution and is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflects the potential dilution of securities that could share in the earnings of an entity, similar to existing fully diluted earnings per share. The Company believes adopting SFAS 128 will not have a material effect on its calculation of earnings per share. The Company will adopt the provisions for computing earnings per share set forth in SFAS 128 in December 1997.

Forward Looking Statements

     This Prospectus, including 'RISK FACTORS,' 'BUSINESS OF THE COMPANY' and 'MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS,' contains forward-looking statements within the meaning of the 'safe-harbor' provisions of the Private Securities Litigation Reform Act of 1995. Such statements are based on management's current expectations and are subject to a number of factors and uncertainties which could cause actual results to differ materially from those described in the forward-looking statements. Such factors and uncertainties include, but are not limited to: (i) restrictive covenants contained in the Company's bank debt documents;
(ii) the ability of the Company to refinance the line of credit with Silicon when it comes due; (iii) competitive conditions in the Company's markets; (iv) the Company's dependence on certain manufacturers; (v) general economic conditions and conditions in the ophthalmic industry;
(vi) fluctuations in the stock market; and (vii) the ability of the Company to retain and attract sales/service representatives.

                        BUSINESS OF THE COMPANY

The Business

     The Company sells and services high-quality examination instruments and equipment used in examination rooms of ophthalmologists, optometrists, medical organizations and clinics. The Company currently distributes over 2,000 products from over 40 manufacturers.

The Industry

     According to the National Eye Institute, the annual cost to society of eye disorders, visual impairments and blindness exceeds $5 billion. Disorders of the eye represent one of the most widespread health care conditions in the world today. It has been estimated that more than 67% of the world's population suffers from one or more treatable eye disorders. The most common of these disorders are cataracts, glaucoma and refractive error. It has been forecast that by the year 2000 the number of people aged 65 and older in the United States will approach 35 million, and the rate of eye disease will increase to eight out of ten people. This is expected to result in a significant growth in the number of ophthalmologists, optometrists and eye care centers. (Source:
U.S. Ophthalmic Diagnostic Instruments & Intraocular Lens Market, Theta Corporation, February 1991.).

     Based upon information provided by Optometry Today, publishers of an industry leading trade publication, there are over 50,000 ophthalmologists and optometrists in the United States, engaging in general practice and a variety of sub-specialties, including retina and vitreous, glaucoma, neuro, ocularplastics, pediatric, cataract, cornea and refractive surgery. Practitioners provide services through private individual practices, private group practices, private multi-specialty clinics, hospitals, universities and governmental agencies.

     The suppliers  of  products  and  services  within  the  ophthalmic industry fall into the following categories: (i) ophthalmic diagnostic equipment firms (the category in which the Company falls); (ii) optical (glasses, frames, and contact lenses) manufacturing/fabricating and distribution firms; (iii) surgical manufacturing and distribution firms; and (iv) pharmaceutical manufacturing and distribution firms. Many firms in the industry do business in more than one of the above categories.

     Based on the Company's experience in distributing catalogs for over 10 years (including the experience of an acquired company), the Company believes that the reintroduction of a catalog will: (i) supplement the direct sales/service representative(s); (ii) provide sales in territories not geographically represented by the Company; (iii) educate the marketplace as to the latest technology; (iv) enhance the Company's name-recognition in the ophthalmic marketplace; and (v) provide an overall source of advertising for the Company.

     A majority of the Company's sales are comprised of products that can be characterized as 'capital purchases,' and users strongly scrutinize each instrument according to its price and operational efficiency. Customers often do not expect to pay list price. In addition, many of the products are very durable, making for a long replacement cycle. Users also take advantage of refurbished units. Despite the foregoing, the Company believes that innovations in equipment development will support growth in the marketplace. According to a report by Frost & Sullivan, the ophthalmic diagnostic marketplace is expected to grow at an annualized rate between 5 and 10% per year through the year 2000. The projected growth is expected as a result of clinical acceptance of new technologies and such technologies becoming more affordably priced. In addition, end users that had been postponing purchases of traditional equipment are expected to replace existing devices with the latest technology during the period of projected growth. (Source: U.S. Ophthalmic Diagnostic Equipment Markets, Frost and Sullivan, 1994.). None of the data sources cited in this section is associated with the Company.

Principal Products and Services

     Chairs and Stands. A mandatory component of any ophthalmic examination room is the chair in which the patient will sit and/or lie while being examined. There are several types of chairs, which may adjust automatically or manually to allow for several patient positions for different examinations or surgical procedures. Instrument stands provide for one or an array of examination instruments to be available to the examiner at the patient examination chair through use of counterbalanced articulating arms. The Company distributes chairs and instrument stands manufactured by Reliance Medical Products ('Reliance') and Marco Ophthalmic Inc. ('Marco Ophthalmic').

     Ophthalmic Workstations. The ophthalmic workstation primarily consists of a station allowing for the adaptation of certain instrumentation and for the control of electrical functions (illumination and instrument controls) in an examination room. The
Company currently is a systems integrator of such workstations and customizes the material for such products to meet the specifications of the ophthalmic practitioner.

     Slit Lamps. A slit lamp is used for examinations of all portions of the eye. It projects a slit of light onto the eye itself (slit illumination), which can then be viewed at variable magnifications and illuminations. Although the slit lamp is primarily utilized by ophthalmic practitioners, many emergency rooms in hospitals are also equipped with slit lamps. The slit lamp can be expanded by adding photographic adaptations and/or digital applications through the use of video or digital cameras, which allow the user to receive hard copy information or transmit data through phone lines. The Company sells slit lamps manufactured by Haag-Streit Service, Inc. ('Haag-Streit'), Marco Ophthalmic, Nikon Inc. Instrument Group ('Nikon') and Reichert Ophthalmic Instruments, a division of Leica Inc. ('Reichert/Leica').

     Refractors. A refractor, also known as a phoroptor, is used for exact diagnosis of a person's 'refraction acuity.' The refractor determines exactly how well a person sees without glasses and what prescription lenses are required to correct that person's vision. A refractor can be categorized as manual (an instrument where lenses are manually adjusted to the patient's needs) or automated (an instrument utilizing microprocessor technology and infrared light to determine a person's refractive error). As automated refractors become more approachable in price and continue to allow for increased efficiencies in diagnosing refractive error, there is a gradual tendency to up-grade to the automated technology. In addition, automated refractors provide for hard copy print-outs of refractive measurements and/or provide the ability for the practitioner to transfer refractive measurements to computers through networking. The Company sells manual phoroptors manufactured by Reichert/Leica and Marco Ophthalmic, and automated refractors manufactured by Canon U.S.A., Inc. ('Canon') and Nikon.

     Retinal/Fundus Cameras. A retinal or fundus camera is an instrument with optical components that allows the user to capture images primarily through the posterior portion of the eye utilizing various fields of view and magnifications. Retinal cameras are classified as either mydriatic or non-mydriatic. The non-mydriatic type is utilized without dilation of the patient's pupil and is primarily used for general diagnostic purposes. Mydriatic cameras are used in conjunction with a fluid which causes full dilation of the pupil and allows for larger fields of view for the observation of problems, including tissue degeneration and vein enlargement and/or hemorrhages. Mydriatic cameras offer versatile photographic applications, including external and color fundus photography, fluorescein photography and stereo photography. Images are acquired from retinal/fundus cameras by using film (35mm or Polaroid film), video and/or digital cameras. The Company sells retinal/fundus cameras manufactured by Canon and Nikon.

     Tonometers. The tonometer measures intra-ocular pressure, a measure for the incidence of glaucoma. Tonometers are either manual or automated (utilizing micro-processor technology). The Company distributes manual tonometers manufactured by Clement-Clarke, Inc., Haag-Streit and Nikon. The Company distributes automated tonometers manufactured by Keeler Instruments, Reichert/Leica and Mentor Corporation ('Mentor').

     Keratometers. A keratometer measures the curvature of a patient's cornea. Keratometers are either manual or automated. Automated keratometers utilize micro-processor technology and allow for hard copy print-outs of measurements and/or the transfer of information digitally into a computer. Automated keratometers are also available with a combined autorefraction capability (see 'Refractors'), which allows for dual functionality. The Company distributes manual keratometers manufactured by Reichert/Leica and Marco Ophthalmic. The Company distributes automated keratometers manufactured by Canon and Nikon.

     Lensometers. The lensometer is used to measure the curvature of prescribed lenses in order to verify that the lens is appropriate prior to dispensing. Lensometers may be manual or automated. Manual lensometers require greater knowledge of the process and more time for measurements. Automatic lensometers utilize microprocessor technology and allow for hard copy print-outs of measurements and/or the transfer of information digitally. The Company distributes manual and automatic lensometers manufactured by Marco Ophthalmic, Nikon and Reichert/Leica.

     Projection Systems. The Company distributes a range of projection systems which project acuity testing characters (arrangements of letters, numbers and/or symbols) onto a screen in an examination room, including projection systems of standard manual type projectors, automated projectors which utilize microprocessor technology and infrared controls, and projection systems utilizing computer monitors to display the aforementioned testing characters. The Company distributes projection systems manufactured by Reichert/Leica and Marco Ophthalmic, and automated systems by Reichert/Leica, Marco Ophthalmic, Mentor and Nikon.

     Used and Refurbished Equipment. The Company also purchases, and acquires through trade-in, used equipment. After the equipment is checked and, if required, refurbished, the equipment is then re-marketed, providing customers with a lower-priced alternative to new equipment.

     Other. In addition to the above, the Company sells other items such as hand held diagnostic instruments, diagnostic and laser lenses, charts, disposables and parts.

     Technical Service and Support. Approximately 75% of the Company's personnel are trained to provide technical service and support for ophthalmic instrumentation. As technology in the ophthalmic marketplace continues to evolve, the Company believes that its ability to provide technical service and support will result in a competitive advantage in the marketplace.

Marketing

     Direct Mail. Beginning in October, 1996, the Company reintroduced its use of direct mailing of catalogs as a method of marketing the
equipment and  services that  the Company  provides.   The  Company  had
ceased using such a catalog in approximately May, 1995 due to the Company's attention to its reorganization of its operations and its fiscal constraints.

     Based on the Company's experience in distributing catalogs for over ten years (including the experience of an acquired company), the Company believes reintroduction ofa catalog will (i) supplement the efforts of sales/service representatives; (ii) provide sales in territories not geographically represented by the Company; (iii) educate the marketplace as to the latest technology; (iv) enhance the Company's name-recognition in the ophthalmic marketplace; and (v) provide an overall source of advertising for the Company. Since its reintroduction, the Company has mailed approximately 36,000 catalogs to potential customers.

     Sales Representatives. At September 30, 1997, the Company maintained a sales and service force of approximately 22 representatives in locations throughout the United States. It is the sales/service representative's responsibility to follow-up on sales leads provided as a result of past business, marketing efforts and referrals from manufacturers of the equipment that the Company sells. Sales and service personnel are required to complete formal training sponsored by ophthalmic manufacturers and the Company in order to maintain familiarity with the latest technical developments.

     Trade Shows. The Company attends and exhibits at approximately 15 trade shows or conventions per year including regional and national shows and conventions (including those sponsored by the American Academy of Ophthalmology, American Academy of Optometry and Vision Expo-East &
West). The Company has recently reduced the number of trade shows it attends in comparison to past years in response to what the Company believes is a trend in the industry for its customers to attend fewer of the local trade shows in favor of the larger meetings that offer more training sessions, industry updates and larger displays of technology.

Customers

     The end-user marketplace in the United States for ophthalmic instruments is comprised of different classifications of eye practitioners and a diverse base of institutional private and public health care providers. Sales of the Company are divided approximately equally among the following classifications.

     The Ophthalmologist. The ophthalmologist is a medical doctor specializing in the diagnosis, treatment and care of the eye and related systems. The ophthalmologist may prescribe glasses, contact lenses and medication and perform surgical procedures.

     The Optometrist. An optometrist is a licensed doctor trained in the diagnosis of refractive errors and the diagnosis (and the treatment in some procedures) of diseases of the eye.

     Other Customers. In addition to the eye-care professionals described above that work in individual and group practices, the Company sells to hospitals, hospital groups, medical clinics, health maintenance organizations, surgical centers, universities, teaching colleges, and various state and federal agencies. The Company has also sold product to non-ophthalmic related providers including ear, nose and throat practitioners, dermatologists and plastic surgeons. Such sales, however, comprise a small portion of the Company's revenues and the Company does not, and currently has no plans to, market its products directly to such providers.

History and Business Strategy

     The Company was incorporated under the laws of the State of Delaware in November 1992 for the purpose of reincorporating Franklin Ophthalmic Instruments Co., Inc., a California corporation ('FOI-California') in the State of Delaware. FOI-California, was incorporated under the laws of the State of California in September 1990. Effective January 1993, FOI-California was merged with and into the Company thereby effecting said reincorporation in the State of Delaware. Unless otherwise indicated, references made hereinafter to the Company include FOI-California.

     FOI-California was incorporated for the purpose of acquiring the ophthalmic instrument distribution division of Franklin Optical Company ('Franklin Optical'), which was incorporated in the State of California in 1932. Franklin Optical's primary business was operating retail locations in California and Hawaii which dispensed prescription eyeglasses and contact lenses. Franklin Optical also operated an ophthalmic instrument distribution division. In June 1990 and September 1990, respectively, Franklin Optical sold its two lines of business in separate transactions. The ophthalmic instrument distribution division was purchased by the Company. The retail dispensing business was sold by Franklin Optical to a third party and continued to operate in California as Franklin Optical Company. Franklin Optical Company is not affiliated with the Company.

     In July 1993, the Company completed its initial public offering (the 'Initial Public Offering') of 1,437,500 Units (the 'Units') at an initial offering price of $4.00 per Unit. Each Unit consisted of one share of Common Stock and one warrant to purchase a share of Common Stock at an exercise price of $5.00 per share through July 1998 (collectively, the 'Class A Warrants').

     In January 1994, the Company acquired certain of the assets and assumed certain of the liabilities of Progressive Ophthalmic Instruments, Inc., a Florida corporation ('POI'). Shortly thereafter, the Company relocated its operations from Hayward, California to Jacksonville, Florida, where POI was located. In July 1994, the Company acquired all of the issued and outstanding shares of common stock of Midwest Ophthalmic Instruments, Inc., an Illinois corporation ('MOI'). MOI initially operated as a wholly owned subsidiary and was eventually merged into the Company in March 1995.

     Pursuant to or in connection with an agreement dated April 1, 1995 between the Company, Robert A. Davis (the Company's former chief executive officer, chief financial officer, president and a director), and certain partnerships and a trust in which Mr. Davis has an interest, and Michael J. Carroll, James J. Urban and Brian M. Carroll (the 'Separation Agreement'), Mr. Davis and Mr. Dallas Talley (another director of the Company), resigned their positions with the Company and Messrs. Michael Carroll and James Urban were elected to fill vacancies on the Company's Board of Directors (the 'Board of Directors'). See 'MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS--Comparison of Fiscal 1996 to Fiscal 1995.'

     In January 1995, the new management of the Company commenced its attempt to restructure the Company's operations around the MOI operations acquired by the Company in July 1994, and the Company commenced operating under the trade name Franklin_MOI. Also as part of the restructuring efforts, the Hayward, California facility, the Lawrenceville, Georgia facility and the Jacksonville, Florida facility were closed. Additionally, the Company instituted throughout its sales force compensation structures and other policies similar to those historically used by MOI, which included: (i) the use of sales quotas and scheduling requirements; (ii) a commission structure that contained lower base and higher incentive components; (iii) greater accountability for expenses and inventory; and (iv) limits on competitive activities. As a result of the aforementioned changes, approximately 50% of the Company's prior sales representatives terminated their representation of the Company or were dismissed. Some but not all of these representatives have been replaced and, as a result, the Company has lost representation in certain geographic areas or with certain accounts previously serviced by it.

     Since the close of the Company's 1996 fiscal year, the Company has completed a restructuring of its bank debt, restructured certain of its trade debt and raised additional equity capital in two private placements (collectively, along with conversions of certain debtholders in fiscal 1996, the 'Recapitalization'). See 'MANAGEMENT'S DISCUSSION AND ANALYSIS OF RESULTS OF OPERATION--Comparison of Nine Months Ended June 30, 1997 to Nine Months Ended June 30, 1996.'

     With the completion of the Recapitalization, management of the Company is shifting its attention from financial restructuring to more actively seeking sales growth through the reintroduction of a direct mail catalog and the addition of sales/service personnel. The Company currently has sales/service representatives primarily located in the Midwest and Southeast. It is the Company's intention to expand its representation by seeking sales candidates to represent the Company in other heavily-populated parts of the United States. The Company intends to fund its operations and the expansion of its business in part through the retention of working capital and earnings, if any. See 'DIVIDEND POLICY.'

Competition

     The distribution of ophthalmic instruments is competitive The Company has historically competed on the basis of price, service, promptness of delivery, reputation and relationship with customers. The distribution of ophthalmic instruments has historically been accomplished by numerous small, owner-operated distributors located in significant population centers in the country. These distributors sell and service most well-known brands of equipment in relatively small geographical areas and often have long-established relationships with strong loyalties from their clientele. Other than Lombart Instrument Company (the largest ophthalmic instrument distributor in the United States) and Essilor Inc., management believes that there is no other ophthalmic distributor with greater geographical coverage than the Company.

     A number of consolidations are occurring in the industry, accelerated by a trend by ophthalmic instrument manufacturers to reduce the number of their distributors, primarily through the imposition of sales quotas. The Company has in the past pursued a program of growth through acquisitions and may one day seek to make additional acquisitions. However, the Company's current financial position makes it unlikely that it will be able to pursue any acquisitions in the near future, if at all, which may adversely affect the Company's competitive position. See 'RISK FACTORS.'

Backlog

     Beginning in fiscal 1995, because of the financial constraints the Company experienced with regard to cash flow and reduced credit limits from its suppliers, the Company experienced increasing backlogs and delays in supplying orders. With the completion of the
Recapitalization, and assuming continuing cooperation from its suppliers, the Company expects these problems to diminish. See 'RISK FACTORS.'

Employees

     At September 30, 1997, the Company employed 32 full-time employees (6 of whom were in management positions), including 7 in accounting and operations, and 22 sales and service representatives. The Company considers its relationship with its employees satisfactory, and it is not a party to any collective bargaining agreement.

Government Regulation

     The Company has no knowledge of any governmental regulations which materially adversely affect its business operations.

Environmental Protection Compliance

     The Company has no knowledge of any federal, state or local environmental compliance regulations which affect its business activities. The Company has not expended any capital to comply with environmental protection statutes and does not anticipate that such expenditures will be necessary in the future.

Properties

     The Company maintains all executive, administrative, operational and inventory distribution functions in a 19,000 square foot building located in Romeoville, Illinois, a suburb of Chicago, Illinois. The building is rented pursuant to a lease, which will expire on April 2, 2001, at a rate of $10,240 per month. Management believes that the condition of the property is suitable for its intended purposes. The Company closed its operations at a facility in Jacksonville, Florida and subleases such facility to tenants. The lease and the sublease on the facility in Florida are scheduled to expire in October 1999. The Company's monthly rental obligation under the lease is $5,425, and the sublease provides for escalating monthly rent to the Company which is currently at $4,592 per month.

     The Company owns no real estate and does not intend to invest in real estate or interests in real estate, real estate mortgages, or securities of or interests in persons primarily engaged in real estate activities for the foreseeable future.

Legal Proceedings

     On December 5, 1996, the Company filed a complaint against the accounting and auditing firm of Marinelli & Scott (the Company's predecessor accounting and auditing firm) in the United States District Court for the Northern District of Illinois, Eastern Division (Docket No. 96C 7982), alleging professional malpractice/negligence arising in connection with auditing and accounting services performed by Marinelli & Scott. The Company is seeking damages in excess of $50,000.

     Except for such lawsuit, the Company is not aware of any material pending or threatened litigation to which the Company is or would be a party.


                               MANAGEMENT

Directors and Executive Officers

     The following table sets forth the names, ages and positions held with respect to each director and executive officer of the Company as of September 30, 1997:




     Name                     Age    Position with the Company

     Michael J. Carroll       58     President, Chief Executive
     Officer and Director

     James J. Urban           60     Senior Vice President, Chief Operating
                                     Officer and Director

     Brian M. Carroll         34     Vice-President and Chief
     Financial Officer

     Philip G. Winters        48     Director

     Linda S. Zimdars         35     Secretary and Director

     John Prinz               35     Director

     Michael J. Carroll was appointed President of the Company effective January 1, 1995. In April 1995, Mr. Carroll was also appointed Chief Executive Officer and a director of the Company upon the resignation of Robert A. Davis, the Company's previous President and Chief Executive Officer. Prior to joining the Company, Mr. Carroll, along with James J. Urban, was a stockholder/founder of MOI, until July 1994 when all of the outstanding capital stock of MOI was acquired by the Company. Mr.
Carroll was Vice President and Sales Manager of MOI. Prior to the organization of MOI in 1982, Mr. Carroll held various executive positions in ophthalmic instrument and optical firms including Vice President of House of Vision, Inc. (a firm in the business of manufacturing optical products and the distribution of ophthalmic instruments with over 150 locations and approximately 1,100 employees).

     James J. Urban was appointed Senior Vice President and Chief Operating Officer effective January 1, 1995 and Chairman of the Board of Directors upon the resignation of Dallas Talley on April 1, 1995. Prior to joining the Company, Mr. Urban, along with Mr. Michael Carroll, was stockholder/founder of MOI, until July 1994 when all of the outstanding capital stock of MOI was acquired by the Company. Mr. Urban served as President of MOI from its incorporation in 1982. Prior to the inception of MOI, Mr. Urban held various executive positions with several ophthalmic instrument distribution companies.

     Brian M. Carroll was appointed Vice President and Chief Financial Officer effective April 1, 1995. Mr. Carroll was co-founder of MOI's digital imaging division and Doctors Financial Services, Inc. ('DFS'). DFS was a finance/leasing company concentrating in the ophthalmic industry. Mr. Carroll holds a B.A. degree in finance from Loyola
University of Chicago, an M.B.A. degree in accounting from DePaul University and a J.D. degree from The John Marshall Law School. Brian
M. Carroll is the son of Michael J. Carroll.

     Philip G. Winters has been a director of the Company since October 1992. Dr. Winters is a dentist and has owned and operated his own general dentistry practice in San Mateo, California since 1976.

     Linda S. Zimdars has been a director and Secretary of the Company since June 1992. Currently, Ms. Zimdars operates a management consulting practice specializing in business reorganization and sales and marketing management. Ms. Zimdars serves as a consultant to the Company. See 'Consulting and Other Arrangements' below. Prior to 1995, Ms. Zimdars was Vice President and Branch Manager of Redwood Bank, with whom the Company had a banking relationship from 1984 until approximately April 1995.

     John Prinz became a director of the Company in May, 1997. Mr. Prinz is the President of Prinz and Associates, a firm specializing in the restructuring and capitalization of private and public companies. From 1994 through 1996, Mr. Prinz was a founder and served as Chief Financial Officer of Cormark, a designer and manufacturer of interactive displays. During 1995 Mr. Prinz facilitated a reorganization of Dauphin Technologies, a manufacturer of hand-held computers, and served as a director of such company. Between 1988 and 1995, Mr. Prinz worked in the securities business as a registered person for a subsidiary of Raymond James Securities and as a broker for Robert W. Baird. Mr. Prinz graduated from the University of Nebraska with a degree in finance and received a M.B.A. from Temple University.

Classification of the Board of Directors

     To provide for continuity of management, the Board of Directors is classified into three classes: Class I (Michael J. Carroll), Class II (James J. Urban and John Prinz) and Class III (Linda S. Zimdars and Philip G. Winters). Each member of the Board of Directors serves for a term of three years or until a successor has been elected and qualified. When the classified Board was established, it was contemplated that one class of directors would be elected at each annual meeting of stockholders. Class I directors were expected to stand for re-election at the annual meeting of shareholders in 1995, and Class II directors were expected to stand for re-election in 1996. However, given the demands on management's time imposed by the Recapitalization, no annual meetings were held in fiscal 1995, 1996, and 1997.
The Company plans to hold its next annual meeting in the second quarter of fiscal 1998. When the next annual meeting is scheduled, appropriate arrangements will need to be made for the election of the various classes of directors.

Committees

     The Board of Directors has established an Audit Committee, an Executive Compensation Committee and a Stock Option Committee. Mr. Winters and Ms. Zimdars are the only members of these committees. The Audit Committee recommends to the Board of Directors the selection of independent public accountants for the Company and reviews related matters. The Executive Compensation Committee reviews and recommends the compensation of executive officers and key employees. The Stock Option Committee administers the Company's stock option plans. See 'Stock Option Plans.'

Executive Compensation

     The following sets forth the aggregate compensation paid to the Company's Chief Executive Officer for services rendered to the Company during the fiscal years indicated. None of the Company's executive officers who served as such at the end of the last fiscal year earned in excess of $100,000 during the fiscal years ended September 30, 1996, 1995, and 1994.
                     Annual Compensation        Long-Term Compensation
                                                Awards         Payouts

                                     Other    Restri Securi-           All
                                     Annual   cted    ties            Other
Name and                             Compen-  Stock   Under   LTIP    Compen
Position      Year   Salary  Bonus   sation   Awards Options  Payouts sation
                                                     SARS (#)

Michael J.    1996   $66,000   -0-    $6,000   -0-     -0-     -0-     -0-
Carroll       1995   $78,445   -0-    $6,000   -0-     -0-     -0-     -0-
President
and Chief
Executive
Officer

Stock Option Plans

     The Company currently has two stock option plans: (i) the Franklin Ophthalmic Instruments, Co., Inc. 1993 Stock Option and Appreciation Rights Plan (the '1993 Stock Option Plan'); and (ii) the Franklin Ophthalmic Instruments Co., Inc. 1994 Stock Option and Appreciation Rights Plan (the '1994 Stock Option Plan').

     The 1993 Stock Option Plan provides for the grant of options to officers, directors (including employee and non-employee directors), employees and consultants to purchase not more than an aggregate of 200,000 shares of common stock of the Company. The 1994 Stock Option Plan is substantially similar to the 1993 Stock Option Plan except that it provides for the grant of options to officers, directors (who are also employees), employees and consultants to purchase not more than an aggregate of 330,000 shares of common stock. The 1993 Stock Option Plan and the 1994 Stock Option Plan (collectively the 'Stock Option Plans' ) provide for: (i) the grant of options intended to qualify as 'incentive stock options' under Section 422 of the Internal Revenue Code of 1986, as amended; and (ii) the grant of options which do not so qualify. As of September 30, 1997, there were two employee directors (Messrs. M. Carroll and J. Urban), three non-employee directors (Dr. Winters, John Prinz and Ms. Zimdars) and 2 additional employees that are eligible participants in the 1994 Stock Option Plan. In addition, stock appreciation rights may be granted in conjunction with the grant of options under the Stock Option Plans.

     Subject to Rule 16b-3 under the Exchange Act, each Stock Option Plan is administered by: (i) the Board of Directors, if each member of the Board of Directors is a 'disinterested person' (as defined under Rule 16b-3); or (ii) a committee (the 'Committee') of not less than two members of the Board of Directors each of whom is a 'disinterested person.' The Board of Directors or the Committee generally has the authority, subject to the provisions of the Stock Option Plans, to determine the individuals to whom and the date on which discretionary options and rights are to be granted, the number of shares to be subject to options and rights, the exercise price of shares subject to options and rights, the terms of any vesting forfeiture schedule and the other terms and provisions of options and rights. The 1993 Stock Option Plan and the 1994 Stock Option Plan are separately administered by the Committee comprised of Linda S. Zimdars and Philip G. Winters.

     While the price at which shares of common stock subject to an option may be purchased shall be determined by the Board of Directors or the Committee, as applicable, pursuant to the provisions of the Stock Options Plans, the purchase price of shares of common stock issuable upon exercise of an incentive option must not be less than 100% of the fair market value of such shares on the date such incentive option is granted, and the exercise price of a non-qualified option must not be less than 85% of the fair market value of the common stock on the date of grant thereof.

     The 1993 Stock Option Plan included a formula granting (on a non-discretionary basis) each director in office, who was not also an employee, on the third Monday in June of each year in which the 1993 Stock Option Plan was in effect, non-qualified options to purchase 15,000 shares of common stock at price per share determined by a formula set forth in the provisions of the 1993 Stock Option Plan based on the trading price of the common stock on the date of grant of such options. In March, 1997 the 1993 Stock Option Plan was amended to remove such provision. The 1994 Stock Option Plan does not provide a formula for non-discretionary grants of options.

     Pursuant to the formula contained in the 1993 Stock Option Plan, non-qualified options to purchase an aggregate of 120,000 shares of common stock had been issued as of June 1995 to two non-employee directors (Dr. Winters and Ms. Zimdars) at exercise prices of $4.00, $4.625, $.75 per share, and $.50 per share. Options previously issued to Messrs. Davis and Talley expired unexercised during fiscal 1995. Except as set forth above, no other options or rights were granted during fiscal 1995 or fiscal 1996 under the Stock Option Plans.

     The Board of Directors or the Committee, as applicable, may require as a condition to the grant of any option or right that the grantee enter into a stock option agreement requiring, among other things, that with respect to any options granted to directors or officers, at least six months must elapse from the date such options are granted to the date on which any share of common stock underlying such options are sold or any right associated with such option is exercised, unless the Board of Directors or the Committee, as applicable, otherwise consents in writing. No options may be granted under the Stock Option Plans more than ten years after the date of approval of the Stock Option Plans by the stockholders. Options granted under the Stock Option Plans are not transferable except upon death. Except for options granted to non-employee directors under the non-discretionary formula, options may be exercised only while the option holder is employed by the Company, or in some cases, within three months of termination of employment.

Employment Agreements

     In connection with the purchase of MOI, the Company entered into employment agreements with Michael J. Carroll, currently President, Chief Executive Officer and a director of the Company, James J. Urban, currently Senior Vice President, Chief Operating Officer and a director of the Company, and Brian M. Carroll, currently Vice President and Chief Financial Officer. Each such employment agreement provided for an initial term of three years ending June 29, 1997; however, in accordance with the agreements, the terms of each agreement were extended for a period of two years ending June 29, 1999 where upon the agreements may be renewed on a year-to-year basis. Such agreements also provided that Michael Carroll and James Urban were to receive salaries of $78,000 per year and Brian Carroll was to receive a salary of $60,000. Michael Carroll and James Urban voluntarily reduced their salaries in fiscal 1996 such that each received an annual salary of $66,000 for such year. Effective October 1, 1996, their salaries were restored to the amounts provided under the employment agreements. Each of the employment agreements provides for bonuses at the discretion of the Company and reimbursement of business expenses, and each such agreement contains a non-compete and confidentiality provision. Such agreements may be terminated by the Company for 'Just Cause' (as such term is defined in the employment agreements including, without limitation, violations of the Company's policies and indictment or conviction for criminal acts) or at the Company's sole discretion (in which case severance payments must be made by the Company equal to nine months of salary under the terminated agreement).

Consulting and Other Arrangements

     In December 1994, the Company entered into a consulting agreement with Marketing and Acquisition Concepts ('MAC'), of which Linda S. Zimdars, a director of the Company, is a principal, providing for payment by the Company to MAC of consulting fees in exchange for investor relations and other marketing services. Such agreement, which had an initial term of one year, is automatically renewed for one year periods unless terminated by the Company. During fiscal years ended September 30, 1995 and 1996, and the nine months ended June 30, 1997, the Company paid MAC consulting fees plus expenses of $15,750, $21,000, and $18,500, respectively.

Remuneration of Directors

     Until March 31, 1995, directors who were not employees of the Company received compensation of $750 per meeting of the Board of Directors attended. Since April 1, 1995, non-employee directors have not been compensated for attendance at such meetings except for expenses incurred.

                          CERTAIN TRANSACTIONS


     Michael J. Carroll and James J. Urban (each an officer and director of the Company), along with Linda S. Zimdars (a director) and Dr. Philip Winters (a director), acquired promissory notes in connection with a private debt offering commenced by the Company in April 1994. Messrs. Carroll and Urban each purchased a 5% Convertible Note in the amount of $12,500 and a 9% Non-Convertible Note in the amount of $12,500. Ms. Zimdars purchased a 5% Convertible Note and a 9% Non-Convertible Note, each in the amount of $37,500, and Dr. Winters purchased a 5% Convertible Note in the principal amount of $300,000. The principal amount of nearly all of the 5% Convertible Notes was converted into Common Stock in June, 1995 at a conversion rate of $0.50 per share resulting in the issuance to Messrs. M. Carroll, Urban and Winters and Ms. Zimdars of an aggregate of 700,000 shares of Common Stock.The principal amount of all of the 9% Non-Convertible Notes were converted into Common Stock in September, 1996 at a conversion rate of $0.25 per share resulting in the issuance to Messrs. Carroll and Urban and Ms. Zimdars of an aggregate of 250,000 shares of Common Stock.

     In April 1995,  Robert A.  Davis, formerly  an officer  and a  then current director of the Company, entered into a Separation Agreement with the Company pursuant to which Mr. Davis resigned his position with the Company and had certain entities he controlled surrender shares of Common Stock to the Company and forgive $200,000 in debt owed by the Company. See 'MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS - Comparison of Fiscal 1996 to Fiscal 1995.' Also in April 1995, the Company issued to Michael Carroll and James Urban, based on a price per share of Common Stock of $0.50, an aggregate of (i) 250,000 shares of Common Stock for cash proceeds of $125,000; (ii) 600,000 shares of Common Stock for the forgiveness of $300,000 owed to them in connection with the purchase by the Company of MOI; and (iii) 1,600,000 shares of Common Stock as a result of the acceleration of the payment, in shares of Common Stock, of $800,000 owed in connection with the purchase by the Company of MOI and originally to be paid in equal amounts in June of 1995 and 1996 In such transaction, Messrs. Carroll and Urban were each issued in the aggregate 1,225,000 shares of Common Stock, equal to 19.2% of the shares of Common Stock outstanding immediately after such transaction.

     During September 1995, Michael J. Carroll and James J. Urban loaned an aggregate of $100,000 to the Company in exchange for a demand promissory note bearing interest at a per annum rate of 15%. In addition, Linda S. Zimdars loaned an aggregate of $100,000 to the Company in exchange for a demand promissory note bearing interest at at per annum rate of 15% which note was personally guaranteed by Michael J. Carroll and James J. Urban. During September of 1996 the balance due of $90,000 to Messrs. Carroll and Urban and the balance due to Ms. Zimdars of $90,000 were converted to Common Stock at the rate of $.25 per share (the same price per share as offered in the Company's private placement of equity that was commenced on October 1, 1996) for an aggregate of 720,000 shares of Common Stock, or 7.5% of the total shares of Common Stock outstanding immediately following such conversions. Each of the above conversions by Messrs. Carroll and Urban, and Ms. Zimdars provided for piggyback registration rights.In December 1995, in order to allow the Company to fill a large order, promissory notes were issued by the Company in exchange for loans to the Company by: (a) Tiger Eye Capital for $100,000; (b) Michael J. Carroll for $50,000; (c) James J. Urban for $50,000; and (d) Linda S. Zimdars for $80,000. The promissory notes had a term of 30 days and provided for interest at the rate of 6% per annum. The notes were repaid in February 1996.

     In February 1996, the Company borrowed $150,000 from Messrs. M. Carroll and Urban, and Ms. Zimdars under 24-day promissory notes bearing interest at the rate of 1% per annum above the prime lending rate in effect from time to time. A loan origination fee of 6% was also paid. Of the aggregate of $150,000, $50,000 was borrowed from each of Messrs.
M. Carroll and Urban, and Ms. Zimdars. In March 1996, a payment of $12,500 was made to each of Messrs. M. Carroll and Urban, and in May 1996, the balance of the notes to Messrs. M. Carroll and Urban were repaid. The note to Ms. Zimdars was also repaid in May 1996.

     On April 11, 1997, the Company entered into an Investment Agreement, which was amended May 8, 1997, May 9, 1997 and May 11, 1997, with Prinz-Franklin L.L.C., an Illinois limited liability company ('Prinz-Franklin'), pursuant to which Prinz-Franklin invested $580,000 in the Company in return for an aggregate of 2,900,000 shares of Common Stock (a price per share of $.20) and common stock purchase warrants to purchase an additional 400,000 shares of Common Stock at a price of $1.00 per share for a period up to four years from the issuance of such warrants. See 'MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS- Comparison of Nine Months Ended June 30, 1997 to Nine Months Ended June 30, 1996.' Upon the issuance of the shares of Common Stock to Prinz-Franklin, Prinz-Franklin owned 14.81% of the total shares of Common Stock outstanding. In accordance with the Investment Agreement, the Board of Directors was increased to five members and John Prinz, a member of Prinz-Franklin, was elected to fill the vacancy created thereby. The Company is required by the Investment Agreement to nominate John Prinz for election as a director at each shareholders' meeting occurring while Prinz-Franklin holds at least 5% of the issued and outstanding shares of Common Stock of the Company, provided that in the Company's reasonable judgment he is willing and able to serve in such capacity.

     As a result of the increase in the number of shares issuable upon the exercise of the Class A Warrants in accordance with certain anti-dilution rights, the Company no longer has sufficient authorized shares of Common Stock to provide for the exercise of all of the outstanding common stock purchase warrants and options ('Stock Deficiency'). See 'RISK FACTORS _Potential Insufficiency of Authorized Shares.' To remedy this situation, Michael J. Carroll and James J. Urban, the Company's chief executive officer and chief operating officer respectively, have agreed to surrender to the Company for redemption that number of shares of Common Stock equal to any such Stock Deficiency up to an aggregate amount of 2,450,000 shares. The price per share paid to Messrs. Carroll and Urban will equal the exercise price per share under the common stock purchase warrants or options the exercise of which results in such deficiency, with the result that the Company will receive no net benefit from the exercise of the warrants or options. Until such shares are redeemed, if at all, they will remain the property of Messrs. Carroll and Urban, although certificates representing the shares will be held in the custody of the Company. The agreement terminates upon the earlier to occur of (i) the effectiveness of any amendment to the Company's certificate of incorporation increasing the authorized shares of Common Stock sufficient to eliminate any potential Stock Deficiency or (ii) the expiration of a sufficient number of common stock purchase warrants and/or options in an amount sufficient to eliminate any potential Stock Deficiency.

     As a matter of policy, the Company will not permit loans or other transactions between the Company and the officers, directors, principal shareholders, or affiliates for other than bona fide business purposes or on terms less favorable than could be obtained from third parties, unless approved by a majority of the disinterested directors and the independent directors, if any, of the Company.

     For a discussion of the employment and consulting agreements to which the Company is a party and payments of consulting and other fees to executive officers of the Company, see 'MANAGEMENT.'

                       PRINCIPAL SECURITY HOLDERS

     The following table sets forth, at September 30, 1997, certain information with respect to stock ownership of (i) all persons known by the Company to be beneficial owners of 5% or more of its outstanding Common Stock, (ii) each of the Company's directors and executive officers, and (iii) all directors and executive officers as a group. Unless otherwise indicated, the beneficial owners have sole voting and investment power over the shares of Common Stock listed below.

      Name and Address of         Number of          % of Shares of
     Beneficial Owner (1)          Shares             Common Stock
                                Beneficially       Beneficially Owned
                                  Owned (2)


     Michael J. Carroll (3)(4)  1,561,710 (5)            7.98%

     James J. Urban (3)(4)      1,561,711 (6)            7.98%

     Brian M. Carroll (3)        52,105  (7)             0.27%

     Philip G. Winters (4)       660,000 (8)             3.37%

     Linda S. Zimdars (4)        682,359 (9)             3.48%

     Prinz-Franklin L.L.C.     3,300,000 (10)            16.85%

     John Prinz (4)            3,300,000 (11)            16.85%

     Mickey Cavuoti            2,460,000 (12)            12.56%

     Silicon Valley Bank       2,133,003 (13)            10.89%

     All Executive Officers
     & Directors as a Group
     (6) Persons               7,817,885                 39.92%


(1) Michael J. Carroll, James J. Urban, Brian M. Carroll and Linda S. Zimdars may be contacted at 1265 Naperville Drive, Romeoville, Illinois 60446. Philip G. Winters may be contacted at 324 North San Mateo Drive, San Mateo, California 94401. Prinz-Franklin L.L.C. and John Prinz may be contacted at One Northfield Plaza, Suite 300, 570 Frontage Road, Northfield, Illinois 60093.

(2) Unless otherwise noted, the Company believes that all of such shares are owned of record by each individual named as beneficial owner and that such individual has sole voting and dispositive power with respect to the shares of Common Stock owned by each of them. Such person's percentage ownership is determined by assuming that the options or convertible securities that are held by such person which are exercisable within 60 days from July 17, 1997 have been exercised or converted, as the case may be. It does not give effect to the exercise of: (i) an outstanding option granted to the underwriter of the Initial Public Offering (or the securities underlying the same); or (ii) outstanding Class A Warrants.

(3)  The named securityholder is an officer of the Company.

(4) The named securityholder is a director of the Company and is sole manager of Prinz-Franklin L.L.C.

(5) Includes: (a) 71,710 shares of Common Stock issued by the Company in connection with the acquisition of MOI; (b) 125,000 shares of Common Stock issued by the Company in connection with the Company's execution of a forbearance agreement with Silicon; (c) 1,100,000 shares of Common Stock issued upon conversion of $550,000 in debt owed to the noted stockholder in connection with the Company's acquisition of MOI; (d) 255,000 shares of Common Stock issued to the noted stockholder in connection with the conversion of certain promissory notes; and (e) 10,000 shares of Common Stock issuable upon exercise of stock options.

(6) Includes: (a) 71,711 shares of Common Stock issued by the Company in connection with the acquisition of MOI; (b) 125,000 shares of Common Stock issued by the Company in connection with the Company's execution of a forbearance agreement with Silicon; (c) 1,100,000 shares of Common Stock issued upon conversion of $550,000 in debt owed to the noted stockholder in connection with the Company's acquisition of MOI; (d) 255,000 shares of Common Stock issued to the noted stockholder in connection with the conversion of certain promissory notes; and (e) 10,000 shares of Common Stock issuable upon exercise of stock options.

(7) Includes: (a) 17,105 shares of Common Stock issued to the noted stockholder in connection with the acquisition of MOI; (b) 20,000 shares of Common Stock and 10,000 Class B Warrants purchased in a private placement; and (c) 5,000 shares of Common Stock issuable upon exercise of stock options.

(8) Includes: (a) 60,000 shares of Common Stock issuable upon exercise of stock options held by Dr. Winters; and (b) 600,000 shares of Common Stock issued to Dr. Winters in connection with the conversion of a certain convertible promissory note.

(9) Includes: (a) 597,359 shares of Common Stock issued in connection with the conversion of certain promissory notes and otherwise; (b) 60,000 shares of Common Stock issuable upon exercise of stock options; and (c) 25,000 shares of Common Stock issuable upon exercise of a warrant.

(10) Includes 2,900,000 shares of Common Stock and 400,000 warrants to purchase Common Stock at an exercise price of $1.00 per share.



(11) Includes 2,900,000 shares of Common Stock and 400,000 warrants to purchase Common Stock owned by Prinz-Franklin over which Mr. Prinz has voting control.

(12) Includes: (a) 1,640,000 shares of Common Stock issued in connection with the private placement of securities; and (b) 820,000 shares of Common Stock issuable upon exercise of certain Class B Warrants.

(13) Includes (a) 2,088,884 shares of Common Stock issued in conversion of debt and (b) 44,119 shares issuable upon conversion of common stock purchase warrants exercisable at a purchase price of $0.50 per share.

                       DESCRIPTION OF SECURITIES

Common Stock

     The Company is authorized to issue 25,000,000 shares of Common Stock, $0.001 par value per share, of which 19,580,879 were issued and outstanding at September 30, 1997. The holders of the Company's Common Stock are entitled to receive dividends from funds legally available therefor at such time and in such amounts as may be determined by the Company's Board of Directors, and upon liquidation are entitled to share ratably in the net assets of the Company available for distribution, subject to the rights of the holders of any shares of preferred stock. See 'DIVIDEND POLICY.' For a discussion of the potential insufficiency of authorized Common Stock to provide for the exercise of all outstanding common stock purchase warrants and options, see 'RISK FACTORS _ Potential Insufficiency of Authorized Shares' and 'CERTAIN TRANSACTIONS'.

     The holders of the Company's Common Stock are entitled to one vote per share held of record and do not have cumulative voting rights. Shares of Common Stock are not subject to redemption or call by the Company under the Company's Certificate of Incorporation and have no preemptive or similar rights. All of the Company's issued and outstanding shares of Common Stock are fully paid and non-assessable.

Warrants to Purchase Common Stock

     Class A  Warrants.   A total  of 2,062,500  Class A  Warrants  were
issued and outstanding at September 30, 1997. The Class A Warrants were issued as part of the Units in the Company's Initial Public Offering.
See 'BUSINESS  OF THE  COMPANY--History and  Business Strategy.'    Each
Class A Warrant originally entitled the holder thereof to purchase one share of Common Stock at a price of $5.00 per share until July 23, 1998.
However, the warrant agreement pertaining to the Class A Warrants (the "Warrant Agreement") contains certain anti-dilution provisions, which have been triggered by subsequent sales by the Company of shares of Common Stock at less than "fair market value" as defined in the Warrant Agreement.
These anti-dilution provisions both reduce the exercise price of the Class
A Warrants and increase the number of shares of Common Stock that may be purchased on the exercise of the Class A Warrants. As of the date hereof, the exercise price of the Class A Warrants is $2.30 per share, and the total number of shares of Common Stock that may be purchased upon the exercise of all Class A Warrants is 4,487,740. See "RISK FACTORS--Potential Insufficiency of Authorized Shares" and CERTAIN TRANSACTIONS." Each
Class A Warrant is redeemable by  the Company, at its option, for  $0.10 per warrant, at any time upon delivery by the Company of 30 days prior written notice, if the last sale price, or the average of the bid and asked prices, per share of Common Stock, as reported by the principal exchange on which the Common Stock is then traded, NASDAQ, the OTC Electronic Bulletin Board or the National Quotation Bureau Incorporated, as the case may be, equals or exceeds $6.00 per share for 20 consecutive trading days ending within 15 days prior to the date of the notice of redemption. Upon delivery by the Company of 30 days written notice to all holders of the Class A Warrants, the Company will have the right, subject to compliance with Rule 13e-4 under the Securities Exchange act of 1934, as amended (the 'Exchange Act'), and the filing of Schedule 13E-4, to reduce the exercise price and/or extend the term of the Class
A Warrants.

     Class B and Class C Warrants. A total of 2,156,500 Class B Warrants and 244,000 Class C were issued and outstanding at September 30, 1997. The Class B Warrants were issued on November 25, 1996, and the Class C Warrants were issued on December 30, 1996, each as part of a unit offered in a private placement consisting of two shares of Common Stock and one common stock purchase warrant. See 'MANAGEMENT'S
DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS--Comparison of Nine Months Ended June 30, 1997 and Nine Months Ended June 30, 1996.' Each Class B Warrant and Class C Warrant entitles the holder thereof to purchase one share of Common Stock at a price of $1.00 per share between 6 months and 18 months after the issuance date. Each Class B Warrant and Class C Warrant is redeemable by the Company, at its option, for $0.10 per warrant, at any time after September 30, 1997 upon delivery by the Company of 30 days prior written notice, if the closing bid price per share of Common Stock, as reported by the principal exchange on which the Common Stock is then traded, NASDAQ, the OTC Electronic Bulletin Board or the National Quotation Bureau Incorporated, as the case may be, equals or exceeds $3.00 per share for 20 consecutive trading days ending within 15 days prior to the date of the notice of redemption.

     Other Warrants. In addition to the Class A Warrants, Class B Warrants and Class C Warrants, there are also outstanding: (a) 44,119 warrants issued to Silicon in connection with certain renewals or modifications of the Company's lines of credit, exercisable on or before March 31, 2000 at a price of $0.50 per share; (b) 400,000 warrants issued to Prinz-Franklin, L.L.C. in connection with a private placement (see 'MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS--Comparison of Nine Months Ended June 30, 1997 and Nine Months Ended June 30, 1996'), exercisable on or before May 11, 2001 at a price of $1.00 per share, (c) a warrant to purchase 25,000 shares of Common Stock issued to Linda S. Zimdars, a director of the Company, and a warrant to purchase 25,000 shares of Common Stock issued to Dwayne Podgurski, a former employee of the Company, both exercisable at a price of $1.00 per share until December 1997 and (d) 125,000 warrants issued to the underwriter in connection with the initial public offering by the Company exercisable at a price of $5.00 per share until July 23, 1998.

Options

     In addition, the underwriters of the Company's initial public offering received a warrant to purchase 125,000 units, exercisable at $6.40 per unit through July 1998. Each unit consists of one share of common stock and a warrant to purchase one share of Common Stock exercisable at $5.00 per share through July 1998.

Preferred Stock

     The Certificate of Incorporation of the Company authorizes the issuance of up to 1,000,000 shares of Preferred Stock, $.001 par value per share. The Board of Directors is authorized to issue shares of Preferred Stock from time to time in one or more series and, subject to the limitations contained in the Certificate of Incorporation and any limitations prescribed by law, to establish and designate any such series and to fix the number of shares and the relative conversion rights, voting rights and terms of redemption (including sinking fund provisions) and liquidation preferences. If shares of Preferred Stock with voting rights are issued by the Company, such issuance could affect the voting rights of the holders of the Company's Common Stock by increasing the number of outstanding shares having voting rights, and by the creation of class or series voting rights. If the Board of Directors authorizes the issuance of shares of Preferred Stock with conversion rights, the number of shares of Common Stock outstanding could potentially be increased by up to the amount which the Company is authorized to issue. In addition, issuance of Preferred Stock could, under certain circumstances, have the effect of delaying or preventing a change in control of the Company and may adversely affect the rights of holders of Common Stock. Also, Preferred Stock could have preferences over the Common Stock (and other series of Preferred Stock) with respect to dividends and liquidation rights.

Registration Rights

     From time to time, the Company has granted to the purchasers of its securities in private offerings the right to have their securities (or in the case of convertible debt securities and warrants the equity securities issuable upon conversion or exercise) registered for resale under the Securities Act of 1933 and applicable state securities laws. Such offerings included the offering in fiscal 1994 of the Company's Non-Negotiable 5% Convertible Promissory Notes, substantially all of which have now been converted into Common Stock (see 'CERTAIN TRANSACTIONS'); the private placement in the first quarter of fiscal 1997 of Common Stock and Warrants (see 'MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS - Comparison of Six Months Ended March 31, 1997 to Six Months Ended March 31, 1996'); and the private placement in the third quarter of fiscal 1997 of Common Stock to Prinz-Franklin (see 'MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS - Comparison of Six Months Ended March 31, 1997 to Six Months Ended March 31, 1996' and 'CERTAIN
TRANSACTIONS'). The Company has also granted certain piggy-back registration rights to Michael J. Carroll, James J. Urban and Linda S. Zimdars in connection with the conversion of 9% Non-Convertible Notes (see 'CERTAIN TRANSACTIONS') and to certain manufacturers which have converted their trade debt.

     The shares of Common Stock and the Warrants included in this offering are included as a result of the exercise of such demand and piggyback registration rights. Pursuant to the piggy-back registration rights granted to Prinz-Franklin, any shares of Common Stock which Prinz has elected to include in this offering shall be held in escrow under the following conditions: (i) 25% of the shares purchased may not be sold or released from escrow until the closing price of the Company's Common Stock is equal to or greater than $0.75 per share for five consecutive trading days; and (ii) the remaining shares may not be sold or released from escrow until the closing price of the Company's Common Stock is equal to or greater than $1.25 per share for five consecutive trading days. After giving effect to the offering, no registration rights will remain outstanding.

Transfer Agent and Warrant Agent

     Continental Stock Transfer & Trust Company, New York, New York is the Registrar and Transfer Agent for the Units and the Common Stock and the Registrar and Warrant Agent for the Class A Warrants. The Company is the Registrar and Warrant Agent for the Class B and Class C Warrants.

                        SELLING SECURITY HOLDERS

     All of the securities of the Company covered by this Prospectus are being sold for the account of the Selling Security Holders as identified in the following table.

     The Selling Security Holders are offering for sale an aggregate of up to 17,254,673 shares of Common Stock and 2,400,500 Warrants. The shares of Common Stock offered hereby consist of: (i) 14,410,054 shares previously issued by the Company; and (ii) 2,844,619 shares issuable, if at all, upon the exercise of certain outstanding common stock purchase warrants.

     The following table sets forth the number of securities being held of record or beneficially (to the extent known by the Company) by such Selling Security Holders and identifies (by footnote reference) those Selling Security Holders having a material relationship with the Company during the past three years.

COMMON STOCK1:

                       Number of   Number of    Number of
                       Shares of    Shares of   Shares of
                     Common Stock Common Stock Common Stock   Percen  Percen
                        Stock        Stock    to be held     tage     tage
       Name           Held Before  to be Sold    After       Before    After
                        Offering   in Offering  Offering     Offering Offering

Silicon Valley Bank2   2,133,003    2,133,003        0      10.89%       *
Eastman Kodak Company    102,285      102,285        0        *          *
Mr. Michael Cavuoti    2,460,000    2,460,000        0      12.56%       *
Mr. Douglas Baker        120,000     120,000         0        *          *
Mr. Frank Giampa         750,000     750,000         0       3.83%       *
Mr. Jesse Rodgers        300,000     300,000         0       1.53%       *
Mr. Kenneth Naylor        60,000      60,000         0        *          *
Mr. Francis Corvelli      30,000      30,000         0        *          *
Mr. William Stevens       30,000      30,000         0        *          *
Ms. Kim Filippazzo        60,000      60,000         0        *          *
Mr. Jeffrey Milstein      30,000      30,000         0        *          *
Mr. & Mrs. Allen          60,000      60,000         0        *          *
TeBockhorst
Mr. Brian Carroll4,5      52,105      47,105     5,000        *          *
Mr. & Mrs. Greg           60,000      60,000         0        *          *
Boudreau
Mr. Kevin McGuinn         90,000      90,000         0        *          *
Mr. & Mrs. Anthony        15,000      15,000         0        *          *
Pacheco
Mr. & Mrs. Raymond N.     30,000      30,000         0        *          *
Wenda
Ms. Margaret M.           30,000      30,000         0        *          *
Perfecto
Mr. & Mrs. Mark Wenda     30,000      30,000         0        *          *
Paul & Uta Cipriano,     170,000     120,000    50,000        *          *
Trustees
Mr. & Mrs. Ronald        377,600     300,000    77,600      1.93%        *
Cozzolino
Mr. Matthew McGuinn       30,000      30,000         0        *          *
Mr. & Mrs. Edward F.      60,000      60,000         0        *          *
Umbricht
Mr. Andrew Whelan         30,000      30,000         0        *          *
Mr. Michael Ryan          30,000      30,000         0        *          *
Mr. Brendan Deegan        30,000      30,000         0        *          *
Mr. & Mrs. William S.    180,000     180,000         0        *          *
Chamerlik
Mr. & Mrs. Frank J.       38,500      30,000     8,500        *          *
Wenstrup
Mr. & Mrs. Jay P.        315,000     300,000    15,000      1.61%        *
Wenstrup
Mr. Tom Kendig            73,500      73,500         0        *          *
Mr. Malcolm Gissen        36,000      36,000         0        *          *
Mr. & Mrs. Joseph         15,000      15,000         0        *          *
Newton
Mr. Dan Tracey            30,000      30,000         0        *          *
Mr. & Mrs. Peter          15,000      15,000         0        *          *
Lavery
Mr. Marco D'Alonzo       150,000     150,000         0        *          *
M.L. Sullivan             30,000      30,000         0        *          *
Insurance Agency,
Inc.
Mr. Enrico Vona           30,000      30,000         0        *          *
Mr. Howard Schwartz      120,000     120,000         0        *          *
Mr. John Dedyo            30,000      30,000         0        *          *
Mr. Eugene L. Braun       15,000      15,000         0        *          *
Mr. George                60,000      60,000         0        *          *
Giannopoulos
Mr. Ronald E. Spooner     60,000      60,000         0        *          *
Mr. Fred C. Matthews,     30,000      30,000         0        *          *
Mr. Steven Finkelstein   120,000     120,000         0        *          *
Ms. Diana TeBockhorst     30,000      30,000         0        *          *
Mr. Dermot Kiernan        30,000      30,000         0        *          *
Mr. Brian F. Sullivan     72,000      72,000         0        *          *
Mr. Chad Marlow           30,000      30,000         0        *          *
Mr. Mitchell A. Jackson   30,000      30,000         0        *          *
Mr. Mark C. Ristow        90,000      90,000         0        *          *
Kahn Family Revocable     30,000      30,000         0        *          *
Trust
Mr. Bert Fingerhut       450,000     450,000         0      2.30%        *

Mr. William E.           300,000     300,000         0      1.53%        *
Johnson
Mr. Marcus T. Kahn        15,000      15,000         0        *          *
Mr. Roger Perry Dean      15,000      15,000         0        *          *
Linda S. Zimdars4,6      682,359     597,359    85,000      3.48%        *
Michael J. Carroll4,7  1,561,710   1,551,710    10,000      7.97%        *
Philip G. Winters4,8     660,000     600,000    60,000      3.37%        *
Elizabeth G.             200,000     200,000         0      1.02%        *
Winters-Trustee
James J. Urban4,7      1,561,711   1,551,711    10,000      7.97%        *
Prinz-Franklin L.L.C.3 3,300,000   3,300,000         0     16.85%        *
                       ---------   ---------   -------
  Totals              17,575,773  17,254,673   321,000

CLASS B WARRANTS:

                                    Number of  Number of
                       Number of     Class B    Class B
                        Class B     Warrants   Warrants  Percent  Percen
                        Warrants      to be      to be     age     tage
       Name           Held Before   Sold in   Held Afte   Before   After
                        Offering    Offering   Offering  Offering  Offering

Michael Cavuoti          820,000    820,000          0   38.02%       *
Mr. Douglas Baker         40,000     40,000          0    1.85%       *
Mr. Frank Giampa         250,000    250,000          0   11.59%       *
Mr. Jesse Rodgers        100,000    100,000          0    4.64%       *
Mr. Kenneth Naylor        20,000     20,000          0        *       *
Mr. Francis Corvelli      10,000     10,000          0        *       *
Mr. William Stevens       10,000     10,000          0        *       *
Ms. Kim Filippazzo        20,000     20,000          0        *       *
Mr. Jeffrey Milstein      10,000     10,000          0        *       *
Mr. & Mrs. Allen          20,000     20,000          0        *       *
TeBockhorst
Mr. Brian Carroll         10,000     10,000          0        *       *
Mr. & Mrs. Greg           20,000     20,000          0        *       *
Boudreau
Mr. Kevin McGuinn         30,000     30,000          0    1.39%       *
Mr. & Mrs. Anthony         5,000      5,000          0        *       *
Pacheco
Mr. & Mrs. Raymond N.     10,000     10,000          0        *       *
Wenda
Ms. Margaret M.           10,000     10,000          0        *       *
Perfecto
Mr. & Mrs. Mark Wenda     10,000     10,000          0        *       *
Paul & Uta Cipriano,      40,000     40,000          0    1.85%       *
Trustees
Mr. & Mrs. Ronald        100,000    100,000          0    4.64%       *
Cozzolino                                                     %
Mr. Matthew McGuinn       10,000     10,000          0        *       *
Mr. & Mrs. Edward F.      20,000     20,000          0        *       *
Umbricht
Mr. Andrew Whelan         10,000     10,000          0        *       *
Mr. Michael Ryan          10,000     10,000          0        *       *
Mr. Brendan Deegan        10,000     10,000          0        *       *
Mr. & Mrs. William S.     60,000     60,000          0    2.78%       *
Chamerlik                                                     %
Mr. & Mrs. Frank J.       10,000     10,000          0        *       *
Wenstrup
Mr. & Mrs. Jay P.        100,000    100,000          0    4.64%       *
Wenstrup
Mr. Tom Kendig            24,500     24,500          0    1.14%       *
Mr. Malcolm Gissen        12,000     12,000          0        *       *
Mr. & Mrs. Joseph          5,000      5,000          0        *       *
Newton
Mr. Dan Tracey            10,000     10,000          0        *       *
Mr. & Mrs. Peter           5,000      5,000          0        *       *
Lavery
Mr. Marco D'Alonzo        50,000     50,000          0    2.32%       *
M.L. Sullivan             10,000     10,000          0        *       *
  Insurance Agency, Inc.
Mr. Enrico Vona           10,000     10,000          0        *       *
Mr. Howard Schwartz       40,000     40,000          0    1.85%       *
Mr. Bert Fingerhut       100,000    100,000          0    4.64%       *
Mr. John Dedyo            10,000     10,000          0        *       *
Mr. Eugene L. Braun        5,000      5,000          0        *       *
Mr. George                20,000     20,000          0        *       *
Giannopoulos
Mr. Ronald E. Spooner     20,000     20,000          0        *       *
Mr. Fred C. Matthews,     10,000     10,000          0        *       *
Mr. Steven Finkelstein    40,000     40,000          0    1.85%       *
Ms. Diana TeBockhorst     10,000     10,000          0        *       *
Mr. Dermot Kiernan        10,000     10,000          0        *       *
                       ---------  ---------
 Totals                2,156,500  2,156,500

CLASS C WARRANTS:
                                    Number of  Number of
                       Number of     Class C    Class C
                        Class C     Warrants   Warrants   Percen  Percen
                        Warrants   to be Sol  to be Held   tage    tage
                      Held Before in Offering   After      Before  After
                        Offering               Offering  Offering Offering

Mr. Brian F. Sullivan     24,000     24,000          0     9.82%       *
Mr. Chad Marlow           10,000     10,000          0     4.10%       *
Mr. Mitchell A. Jackson   10,000     10,000          0     4.10%       *
Mr. Mark C. Ristow        30,000     30,000          0    12.30%       *
Kahn Family Revocable     10,000     10,000          0     4.10%       *
Trust
Mr. Bert Fingerhut        50,000     50,000          0    20.50%       *
Mr. William E.Johnson    100,000    100,000          0    40.98%       *
Mr. Marcus T. Kahn         5,000      5,000          0     2.05%       *
Mr. Roger Perry Dean       5,000      5,000          0     2.05%       *
                         -------    -------
Totals                   244,000    244,000

1   Includes shares of Common Stock issuable upon exercise of Class B
        Warrants and Class C Warrants listed in the following tables.
2   Includes 44,119 shares of Common Stock issuable upon exercise of warrants held by Silicon Valley Bank.
3   Includes 400,000 shares of Common Stock issuable upon exercise of warrants held by Prinz-Franklin L.L.C.
4   For a description of the position the Selling Security Holder has with the Company, see 'MANAGEMENT.'
5   Includes 5,000 shares issuable upon exercise of a certain option.
6   Includes 60,000 shares issuable upon exercise of  certain options and 25,000 shares issuable upon exercise of a certain warrant.
7   Includes 10,000 shares issuable upon exercise of a certain option.
8   Includes 60,000 shares issuable upon exercise of  certain options.
*   Less than one percent.


     The Company has agreed to pay for all costs and expenses incident to the issuance, offer, sale and delivery of the Securities, including but not limited to all expenses and fees of preparing, filing and printing the Registration Statement and Prospectus and related exhibits, amendments and supplements thereto and mailing of such items. The Company will not pay selling commissions and expenses associated with any such sales by the Selling Security Holders.

     The securities offered by the Selling Security Holders may be sold from time to time to purchasers directly by the Selling Security Holders acting as principal for their own account in one or more transactions in the over-the-counter market or in negotiated transactions at market prices prevailing at the time of sale or at prices otherwise negotiated. Alternatively, the securities may be sold from time to time through agents, brokers, dealers or underwriters designated from time to time, and such agents, brokers, dealers or underwriters may receive compensation in the form of commissions or concessions from the Selling Security Holders or the purchasers of the securities. However, these Securities have been registered or are otherwise available for sale only in the states of New Jersey or New York, the states in which the market makers in the Company's Common Stock are located. Any Selling Security Holder proposing to sell any Securities in any other state must comply with applicable exemptions in such state or request that the Company register the Securities in such state, which the Company may do in its reasonable discretion.

     Under the Exchange Act and the regulations thereunder, any person engaged in a distribution of the Securities of the Company offered by this Prospectus may not simultaneously engage in market making activities with respect to the Securities of the Company during the applicable 'cooling off' periods prior to the commencement of such distribution. In addition, and without limiting the foregoing, Selling Security Holders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder including without limitation the Commission's Regulation M, which provisions may limit the timing of purchases and sales of Securities by the Selling Security Holder.

     The Company will use its best efforts to file, during any period in which offers or sales are being made, one or more post-effective amendments to the Registration Statement of which this Prospectus is a part to describe any material information with respect to the plan of distribution not previously disclosed in this Prospectus or any material change to such information in this Prospectus.

                      STATEMENT OF INDEMNIFICATION

          The Company's Certificate of Incorporation adopts the provisions of Section 102(b)(7) of the Delaware General Corporation Law which eliminates the personal liability of directors to the Company or its stockholders for monetary damages for breach of fiduciary duty under certain circumstances. Furthermore, under the Company's By-laws, and in accordance with the Company's Certificate of Incorporation and Section 145 of the Delaware General Corporation Law, the Company must indemnify each of its directors, officers, employees and agents against his reasonable expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with any proceeding involving such person by reason of his being or having been a director, officer, employee or agent to the extent he acted in good faith and in a manner reasonably believed to be in, or not opposed to the best interest of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the 'Securities Act'), may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                            LEGAL MATTERS

     Legal matters in connection with the securities being offered hereby will be passed upon for the Company by Ungaretti & Harris, 3500 Three First National Plaza, Chicago, Illinois 60602.

                                EXPERTS

     The annual financial statements included in this Prospectus and in the Registration Statement have been audited by BDO Seidman, LLP, independent certified public accountants, to the extent and for the periods set forth in their reports (which contain an explanatory paragraph regarding the Company's ability to continue as a going concern) appearing elsewhere herein and in the Registration Statement, and are included in reliance upon such reports given upon the authority of said firm as experts in auditing and accounting.

                          FINANCIAL STATEMENTS

               FRANKLIN OPHTHALMIC INSTRUMENTS CO., INC.
                     INDEX TO FINANCIAL STATEMENTS

                                                       Page

Annual Financial Statements

Report of Independent Certified Public Accountant      F-2

Balance Sheets....................................     F-3

Statements of Operations..........................     F-5

Statements of Cash Flow...........................     F-6

Statements of Stockholders' Equity (Deficit)......     F-7

Notes to the Financial Statements.................     F-8


Interim Financial Statements

Condensed Balance sheets..........................     F-22

Condensed Statements of Operations................     F-24

Condensed Statements of Cash Flows................     F-25

Notes to Condensed Financial Statements...........     F-26

          REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors
of Franklin Ophthalmic Instruments Co., Inc.
Romeoville, Illinois

     We have audited the accompanying balance sheets of Franklin Ophthalmic Instruments Co., Inc. as of September 30, 1995 and 1996 and the related statements of operations, stockholders' equity (deficit), and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Franklin Ophthalmic Instruments Co., Inc. at September 30, 1995 and 1996, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

     The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations and has a deficiency in stockholders' equity. In addition, notes payable under the Company's bank credit agreement are
due on July  29, 1997.   The Company does  not have the  ability to  pay
these debts  should the  lender demand  payment.   These  factors  raise
substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/  BDO Seidman, LLP

Chicago, Illinois
December 23, 1996

                FRANKLIN OPHTHALMIC INSTRUMENTS CO, INC.
                             BALANCE SHEETS

                                 ASSETS

                                              September 30,  September 30,
                                                  1995           1996
                                                  ----           ----
Current assets:
   Cash and cash equivalents                  $           -   $        -
   Accounts receivable, less allowance
    for doubtful accounts of 349,852 and
    $40,135, respectively                          1,331,184      720,277
   Inventory, less valuation
    allowance of $150,000 and $100,000,
    respectively                                   2,545,940    1,356,057
   Prepaid expenses                                   28,296       19,027
                                                   ---------    ---------
      Total current assets                         3,905,420    2,095,361
                                                   ---------    ---------

Property and equipment, at cost:
   Furniture and equipment                           599,307      605,638
   Automobiles and trucks                            119,193      119,193
   Leasehold improvements                            109,408      109,408
                                                     -------      -------
                                                     827,908      834,239
   Less: Accumulated depreciation
      and amortization                               515,042      618,394
                                                     -------      -------
      Total property and equipment                   312,866      215,845
                                                     -------      -------
Other assets:
   Deposits                                           28,298       13,935
   Intangible assets, net of accumulated
     amortization of $382,019 and $706,623,
     respectively                                  2,596,875    2,272,271
                                                   ---------    ---------
      Total other assets                           2,625,173    2,286,206

      Total assets                              $  6,843,459   $4,597,412
                                                ============   ==========


                 The accompanying notes are an integral
                  part of these financial statements.

              FRANKLIN OPHTHALMIC INSTRUMENTS CO., INC.
                             BALANCE SHEETS
                              (Continued)

             LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

                                               September 30,    September 30,
                                                  1995              1996

Current liabilities:
   Bank overdrafts                             $   251,078      $    55,597
   Current portion of long-term debt               324,660          567,395
   Accounts payable                              2,070,526        1,180,475
   Notes payable to bank                         4,396,126        4,375,304
   Current portion of capitalized lease
      obligations                                   14,687           16,125
   Deposits                                        359,762          429,844
   Accrued liabilities                             666,346          859,279
   Notes payable to related parties                207,679          215,188
                                                 ---------        ---------
      Total current liabilities                  8,290,864        7,699,207
                                                 ---------        ---------
Long-term debt:
   Long-term debt, less current portion            378,128           93,722
   Capitalized lease obligations, less
      current portion                               53,186           30,695
                                                   -------          -------
      Total long-term debt                         431,314          124,417
                                                   -------          -------

      Total liabilities                          8,722,178        7,823,624
                                                 ---------        ---------
Stockholders' equity (deficit):
   Common stock: $0.001 par value;
     authorized 25,000,000 shares; 7,656,025
     issued and outstanding at September 30,
     1995 and 9,544,810 issued and outstanding
     at September 30, 1996                           7,656            9,545
   Additional paid-in capital                    8,240,020        8,868,577
   Accumulated deficit                         (10,126,395)     (12,104,334)
                                               ------------     ------------
   Total stockholders' equity (deficit)         (1,878,719)      (3,226,212)
                                               ------------     ------------
   Total liabilities and
      stockholders' equity (deficit)             6,843,459        4,597,412
                                               ============     ============

                 The accompanying notes are an integral
                  part of these financial statements.


             FRANKLIN OPHTHALMIC INSTRUMENTS CO., INC.
                        STATEMENTS OF OPERATIONS

                                         For the year
                                       ended September 30,

                                       1995           1996
                                       ----           ----
Sales                              $ 13,316,949   $  8,469,994

Less:
  Cost of sales                      10,663,280      6,367,743
  Selling, general and
     administrative expenses          5,315,753      3,575,555
  Inventory loss                        770,033           -
  Restructuring charge                  241,415           -
                                     -----------    -----------
Loss from operations                 (3,673,532)    (1,473,304)
                                     -----------    -----------
Other income (expense):
   Interest income                        7,545             54
   Interest expense                    (688,345)      (737,942)
   Other income (expense)                17,833          1,993
                                       ---------      ---------
      Other expense, net               (662,967)      (735,895)
                                       ---------      ---------

Loss before extraordinary item       (4,336,499)     (2,209,199)

Extraordinary item, gain  from
debt restructuring                          -           231,260
                                     -----------     -----------

Net loss                           $ (4,336,499)    $(1,977,939)
                                   =============    ============

Loss per common share:
  Loss before extraordinary item   $      (0.80)    $     (0.28)
                                   =============    ============
   Net loss                        $      (0.80)    $     (0.25)
                                   =============    ============
Weighted average # of common
shares outstanding                    5,395,182       7,854,393
                                   =============    ============

                 The accompanying notes are an integral
                  part of these financial statements.

               FRANKLIN OPHTHALMIC INSTRUMENTS CO., INC.
                        STATEMENTS OF CASH FLOWS

                                     For the year ended
                                      September 30
                                        1995         1996
                                        ----         ----
Cash flows from operating activities:
   Net loss                         $(4,336,499)    (1,977,939)
   Adjustments to reconcile net loss
    to net cash used in operating
    activities:
      Depreciation                       117,648        103,351
      Amortization                       390,526        324,604
      Gain from debt restructuring             -       (231,260)
      Professional services performed
       in exchange for common stock            -        312,374
      Loss on sale of equipment            2,720              -
      Changes in current assets and
       liabilities:
         Accounts receivable           1,888,585        610,907
         Inventory                     2,229,681      1,189,883
         Prepaid expenses                148,258          9,269
         Other assets                     19,609         14,363
         Customer deposits               133,530         70,083
         Accounts payable, trade and
          accrued liabilities           (984,974)      (373,655)
                                        ---------      ---------
      Net cash used in operating
       activities                       (390,916)        51,980
                                        ---------      --------
Cash flows from investing activities:
   Proceeds from sale of equipment        53,790              -
   Acquisition of equipment              (85,053)        (6,331)
   Acquisition of software rights        (23,252)             -
                                         --------        -------
      Net cash used in investing
       activities                        (54,515)        (6,331)
                                         --------        -------
Cash flows from financing activities:
   Loan origination fees                 (40,848)             -
   Net change in bank overdrafts        (370,549)      (195,481)
   Payments on capital leases            (23,578)       (21,053)
   Net change in borrowings under
    line of credit                        20,822        (20,822)
   Net proceeds from issuance of
    common stock                         189,200              -
   Proceeds from exercise of bridge
    warrants                              31,250              -
   Increase in long-term debt            200,000          4,198
   Repayment of debt                     (38,747)       (27,679)
   Proceeds from issuance of promissory
    notes to related parties             200,000        215,188
                                         -------        -------
       Net cash provided by (used in)
        financing activities             167,550        (45,649)
                                         -------        --------
Net decrease in cash and cash
 equivalents                            (277,881)             -
Cash and cash equivalents at
 beginning of year                       277,881              -
                                        ---------       --------
Cash and cash equivalents at end of
 year                                  $       -        $     -
                                       ==========       =========

                 The accompanying notes are an integral
                  part of these financial statements.


               FRANKLIN OPHTHALMIC INSTRUMENTS CO., INC.
              STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)


                            Common stock
                              $0.001                                      Total
                             par value             Additional            stockholders'
                             Number of             paid-in                equity
                               shares     Amount    capital    Deficit    (deficit)
BALANCE, September 30, 1994   4,037,673   $4,037   6,490,688  (5,789,896)  $ 704,829

  Exercise of bridge unit
   warrants                      62,500      63       31,188          -       31,251
  Sale of stock for cash         81,378      82       64,118          -       64,200
  Conversion of MOI
   acquisition notes (Note 6)   600,000     600      299,400          -      300,000
  Issuance of shares
   related to MOI
   acquisition notes (Note 6) 1,389,474   1,389       (1,389)         -            -
  Sale of stock to related
   parties (Note 6)             250,000     250      124,750          -      125,000
  Conversion of 5% notes
   (Note 5)                   1,975,000   1,975      985,525          -      987,500
  Davis separation
   agreement (Note 1 (b))
     Return of stock           (800,000)   (800)         800          -           -
     Contribution of equity           -       -      200,000          -      200,000
  Issuance of stock for
   software rights               60,000      60       44,940          -       45,000
 Net loss                             -       -            -  (4,336,499) (4,336,499)
                              ---------    -----     -------  ----------- -----------
BALANCE, September 30, 1995   7,656,025   7,656    8,240,020 (10,126,395) (1,878,719)

 Issuance of stock for
  services                       16,500      17       12,358           -       12,375
 Issuance of stock for
  services (Note 6)             600,000     600      299,400           -      300,000
 Conversion of accounts
  payable (Note 5)              102,285     102       25,469           -       25,571
 Conversion of
  shareholder notes
  payable (Note 4)              720,000     720      179,280           -      180,000
 Conversion of 9% notes
  (Note 5)                      450,000     450      112,050           -      112,500
                               --------     ---     --------   ----------- ----------
 Net loss                             -       -            -   (1,977,939) (1,977,939)
                               --------     ---     --------  ------------ -----------
BALANCE, September 30, 1996   9,544,810  $9,545   $8,868,577 $(12,104,334) (3,226,212)
                              =========  ======   ========== ============= ===========

                 The accompanying notes are an integral
                  part of these financial statements.

                FRANKLIN OPHTHALMIC INSTRUMENTS CO., INC.
                     NOTES TO FINANCIAL STATEMENTS

     1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     (A)  Nature of Business

     Franklin Ophthalmic Instruments Co., Inc. (the 'Company'), located in Romeoville, Illinois, is engaged in the national retail sale of ophthalmic instruments which are marketed to doctors, hospitals, universities and the military through the use of catalogs and outside sales representatives. The Company's principal markets are located in the Midwest, Southeast and West Coast of the United States. The Company's operations involve granting credit to local, regional and national medical practices, hospitals, universities and to the military. Concentrations of credit risk are limited by the large number of entities comprising the Company's customer base and by the geographic diversity of the Company's customers. The Company operates under the trade name 'Franklin_MOI'.

     (B)  Significant Matters Affecting Comparability

     During the fiscal year ended September 30, 1995, the Company underwent significant structural, management and operational changes, whereas fiscal 1996 reflects the results of the Company operating under new management and the completion of the aforementioned structural and operational changes. As a result, the operating results for fiscal 1996 lack, in several respects, comparability to the results of operations for the fiscal year ended September 30, 1995.

     Until the second quarter of fiscal 1995, the Company operated facilities in Hayward, California and Lawrenceville, Georgia (which represented the Company's original operations), Jacksonville, Florida (which was acquired in January 1994 in the Company's acquisition of certain assets of Progressive Ophthalmic Instruments, Inc., 'POI') and Romeoville, Illinois (which was added with the Company's July 1994 acquisition of Midwest Ophthalmic Instruments, Inc. 'MOI'). During the second quarter of fiscal 1995, the Company underwent a change in management, as described below, and under new management, decided to close all but the Romeoville, Illinois facility.

     Pursuant to or in connection with an agreement, dated April 1, 1995, between the Company, Robert A. Davis (the Company's former Chief Executive Officer, Chief Financial Officer and President and a director), certain partnerships and a trust (the 'Davis Entities') in which Mr. Davis has an interest, Michael J. Carroll, James J. Urban and Brian M. Carroll (the 'Separation Agreement'), Mr. Davis and Mr. Dallas Talley (another director of the Company) resigned their positions with the Company and Messrs. Michael Carroll and James Urban were elected to fill the vacancies on the Company's Board of Directors. The Separation Agreement also provided that: (i) the Davis Entities would contribute 800,000 shares of the common stock back to the Company; and (ii) the Davis Entities would forgive $200,000 owed by the Company. Under the Separation Agreement , the Company agreed to indemnify Mr. Davis for and against any claims, other than claims for fraud and certain types of negligence, which might be made in connection with Mr. Davis' service as an officer or director of the Company.

     Subsequently, new management of the Company decided to attempt to restructure the Company's operations around the MOI operations acquired in July 1994. As a result, the California, Florida and Georgia facilities were closed. A result of these substantial changes in the Company's operations, is that operating results for fiscal 1995 and fiscal 1996 lack comparability.

               FRANKLIN OPHTHALMIC INSTRUMENTS CO., INC.
                     NOTES TO FINANCIAL STATEMENTS
                               (Continued)

     (C)  Use of Estimates

     The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     (D)  Inventories

     Inventories consisting of new equipment, used equipment and parts are valued at the lower of cost (using the first-in first-out method) or market.

     (E)  Property and Equipment

     Property and equipment are recorded at cost. Depreciation is provided using straight-line and accelerated methods over the estimated useful lives of three to seven years. Leasehold improvements are amortized on a straight-line basis over the lesser of the estimated useful lives of the assets or the related lease terms.

     (F)  Intangible Assets

     Intangible assets consist primarily of goodwill, which represent the excess of cost over fair market value of net assets acquired in the purchase of MOI.

     It is the Company's policy to periodically evaluate the carrying value of its operating assets, including goodwill, and to recognize impairments when the estimated future net operating cash flows to be generated from the use of the assets are less than their carrying value. The Company measures impairment of goodwill by the difference between the carrying value and the estimated discounted cash flows from the assets.

     Effective July 1, 1995, the Company reduced the estimated useful life for goodwill related to the acquisition of MOI from 30 years to 15 years. This change was made, retroactively to the beginning of fiscal 1995, to reflect management's revised estimate of the useful life of the MOI goodwill,which was revised to reflect the significance of certain key personnel at MOI and the rate at which the ophthalmic industry could change. The effect of this change was a fourth quarter increase in net loss of approximately $90,000 or $.02 per share for fiscal 1995.

     Amortization expense related to intangible assets was $390,526 for the year ended September 30, 1995 and $324,604 for the year ended September 30, 1996.

     For the fiscal year ended September 30, 1996, the intangible assets of the Company were as follows:

     (G)  Income Taxes


  The Company provides for deferred taxes on the difference between the financial reporting and tax bases of assets and liabilities in accordance with Statement of Financial Accounting Standards No. 109.

               FRANKLIN OPHTHALMIC INSTRUMENTS CO., INC.
                     NOTES TO FINANCIAL STATEMENTS
                              (Continued)

     (H)  Net Loss per Share

     Net loss per common share is computed by dividing net loss by the weighted average number of common shares outstanding. Outstanding common stock options, warrants and shares of common stock issuable upon the conversion of outstanding convertible debentures have been excluded from the computation of net loss per share as their effect would be anti-dilutive.

     (I)  Cash and Cash Equivalents

     The Company considers all highly liquid investments that have maturity of three months or less on the date of purchase to be cash equivalents.

     (J)  Financial Instruments

     Financial instruments which potentially subject the Company to concentrations of risk consist principally of accounts receivable. The accounts receivable is from numerous entities located throughout the United States and the associated credit risks are limited. The carrying values reflected in the balance sheet at September 30, 1996 reasonably approximate the fair values for accounts receivable and payable.

     (K)  Advertising

     Advertising costs are expensed as incurred and included in 'selling, general and administrative expenses.' Advertising expenses amounted to approximately $181,000 in fiscal 1995 and approximately $44,000 in fiscal 1996.

     (L)  Reclassifications

     Certain reclassifications have been made to prior year for consistency purposes.

     2.   GOING CONCERN

     The accompanying financial statements have been prepared on the assumption that the Company will continue as a going concern and therefore assume the realization of the Company's assets and the satisfaction of its liabilities in the normal course of operations.

     As discussed below, the Company was in default under the terms of its revolving credit facility with Silicon Valley Bank ('Silicon'), which is the Company's primary credit facility. Additionally, in part because of that default and the resulting inability to obtain additional working capital, the Company was unable to make timely reductions in the amount owed to its product suppliers. As a consequence, the Company was unable to obtain otherwise customary trade credit and was limited to purchases of product on limited credit terms or with payment on delivery.

     The Company's ability to continue as a going concern is ultimately dependent on its ability to increase its sales to a level that will allow it to operate profitably, to generate positive operating cash flows, and to refinance outstanding debt when it comes due. Although the reduction of expenses (which was begun in the last half of fiscal 1995 and continued into fiscal 1996) can contribute to the necessary return to profitability, achieving profitability without an increase in sales would require much greater levels of expense reductions and in all likelihood could only be accomplished through a significant reduction and restructuring of the nature and scope of the Company's operations.

              FRANKLIN OPHTHALMIC INSTRUMENTS CO., INC.
                     NOTES TO FINANCIAL STATEMENTS
                              (Continued)

     In addition, the Company's sales have been adversely affected by its lack of working capital and liquidity, which has limited its marketing efforts and in certain instances has prevented it from obtaining products to fill customer orders. Accordingly, to increase sales the Company must first resolve its working capital shortage.

     In connection with the Company's financial restructuring efforts, the Company reached agreements with Silicon, its primary trade creditors and certain debtholders during the fourth quarter of fiscal 1996, and the first quarter of fiscal 1997. See Note 3 to the Financial Statements included elsewhere herein. In addition, the Company raised $1,200,250 in new capital through the private placement of equity in the first quarter of fiscal 1997.

     The restructuring agreement with Silicon provided that Silicon would convert approximately $3,000,000 owing to Silicon into shares of the Company's common stock at a conversion rate of $1.52 per share, and transfer the remaining $1.8 million owing to Silicon into a new credit facility with Silicon. The $1.52 conversion rate only relates to the determination of the number of shares issued in the exchange. The shares which were issued were valued at $.25 per share (the fair value of the stock). The agreement with Silicon was conditioned on or required, among other things: (i) the Company's simultaneous receipt of at least $1 million of proceeds from the private placement of its securities;
(ii) the Company's best efforts in converting certain amounts owed to trade suppliers into equity securities or long-term notes; and (iii) the personal guarantees of certain officers of the Company for an amount not to exceed an aggregate of $200,000. The Company met the conditions of the Silicon agreement during the first quarter of fiscal 1997 and the new line of credit became effective in November 1996.

     In connection with the restructuring of trade debt during the fourth quarter of fiscal 1996: (i) $155,473 of trade debt was converted to stock in the Company at a rate of $1.52 per share which resulted in a gain from restructuring of $129,902; (ii) $101,358 was forgiven; and
(iii) approximately $106,000 was converted to promissory notes with terms of up to 24 months. This resulted in an extraordinary gain of $231,260. Subsequent to the fiscal year ended September 30, 1996, the Company completed agreements with trade creditors such that (i) $378,000 of trade payables were converted to stock at the rate $1.52 per share;
(ii) $100,000 was forgiven; and (iii) $162,000 was converted to a 24 month promissory note. The $1.52 conversion rates for trade debt during fiscal 1996 and fiscal 1997 only relate to the determination of the number of shares issued in the exchange. The shares which were issued were valued at $.25 per share (the fair value of the stock).

     With regard to the restructuring of certain notes payable, $292,500 was converted to shares of the Company's common stock at a rate of $.25 per share (the same pro rata price per share as sold in the Company's private placement) during the fourth quarter of fiscal 1996. See Notes 4 and 5 to the Financial Statements included herein.

     Management believes that with: (i) the completion of the above mentioned restructuring of its debt; (ii) the equity infusion that it has received subsequent to the Company's fiscal year end September 30, 996; (iii) the icrease in trade credit which the Company has received upon the aforementioned debt restructuring; and (iv) the expansion of the Company's marketing efforts and sales territory expansion, the Company will be able to achieve sales increases by reducing the limiting effects that the Company's lack of working capital have had on marketing and the ability to obtain products necessary to accept and fill customer orders on a timely basis, and allow the Company to refinance outstanding debt when it comes due in fiscal 1997. The increases in sales should ultimately allow the Company to return to profitability and generate positive cash flows.

     There can be no assurance that the Company will be able to increase sales levels to achieve profitability which could force the Company to significantly reduce its operations in order to reduce expenses or take other actions to resolve liquidity constraints that may arise.

                FRANKLIN OPHTHALMIC INSTRUMENTS CO., INC.
                     NOTES TO FINANCIAL STATEMENTS
                              (Continued)

     3.   NOTES PAYABLE - BANK

     The Company's principal credit facility is a revolving credit facility with Silicon. The line of credit, which is secured by essentially all of the Company's assets, initially provided for borrowings of up to $4,000,000, limited to (i) 80% of the amount of eligible accounts receivable; and (ii) the lesser of $1,500,000 or 50% of the book value of eligible inventories, reduced by trade accounts payable. The line of credit provided for the payment of interest monthly at the rate of 1% over the bank's prime rate for borrowings collateralized by accounts receivable and 3% over the bank's prime rate for borrowings collateralized by inventory. The line of credit was scheduled to mature on February 5, 1995.

     In January 1994, Silicon extended the Company a supplemental $1,000,000 revolving line of credit facility, $750,000 of which was to be used solely for the acquisition of POI, with the remaining $250,000 for the use in the future acquisition of a separate distributorship. Silicon also agreed to increase the limit on inventory borrowings to the lesser of $2,000,000 or 50% of the book value of eligible inventories, net of trade accounts payable, upon the Company's repayment of the supplemental line of credit. The supplemental line of credit was repaid in August 1994. In March 1994, in connection with the Company's acquisition of MOI, Silicon increased the overall limit on the line of credit to $5,500,000.

     In connection with the increase in the line of credit and the extension of a supplemental credit facility, the Company paid loan origination fees of $2,500 and issued to Silicon warrants to purchase an aggregate of 40,000 shares of common stock at an exercise price of $5.00 per share exercisable through March 31, 1999. In October 1994, the Company reduced the exercise price of the warrant to purchase 40,000 shares of common stock and that of the warrant to purchase 4,119 shares of common stock issued to Silicon in April 1992, to $1.30 per share for exercises before January 31, 1995. In November 1994, the exercise price was further reduced to $1.00 per share for exercises before February 28, 1995.

     During fiscal 1995, the balance outstanding under the line of credit exceeded the amount available under the borrowing formula, and the Company was otherwise in default with respect to certain provisions of the line of credit agreement. On April 1, 1995, Silicon agreed to extend the terms of the Company's line of credit, as generally in effect in the original agreement, through February 6, 1996 (subsequently extended to April 15, 1996), and agreed to forbear in the exercise of its rights resulting from the Company's past defaults or defaults in the future compliance with the financial covenants, and to advance the Company an additional $500,000 (the 'flat rate loan'), conditioned upon the Company's agreement to make certain scheduled reductions in both:
(a) the amount of the total borrowings outstanding; and (b) the amount by which total borrowings exceeded the amount available under the collateral formula. Under the extended agreement all borrowings bear interest, payable monthly, at the annual rate of 3% above Silicon's prime rate, subject to reduction as the amount of the Company's over formula borrowing decreases. In addition, the Company agreed to modify the terms of warrants to purchase 44,119 shares of common stock to provide for exercise at a price of $.50 per share through March 31, 2000.

     Throughout fiscal 1996, the Company continued to be in default of the provisions in the credit agreement with Silicon. At September 30, 1996, principal of $4,375,304 and accrued interest of $443,394 were outstanding under the line of credit.

      In September 1996, the Company reached an agreement with Silicon on an Amended and Restated Loan and Security Agreement ('Amended Agreement') such that Silicon agreed to convert approximately $3 million of amounts owed to it by the Company under its Line of Credit into shares of the Company's common stock at the rate of $1.52 per share. The $1.52 conversion rate only relates to the determination of the number of shares issued in the exchange. The shares which were issued were valued at $.25 per share (the fair value of the stock). As a result of the conversion, Silicon further agreed to extend the maturity date with respect to the remaining $1.8 million under the line of credit to July 1997. The agreement was conditioned on, among other things, the Company's receipt of at least $1 million in cash and the personal guarantees (for an amount not to exceed $200,000 in the aggregate) of certain officers of the Company.

               FRANKLIN OPHTHALMIC INSTRUMENTS CO., INC.
                     NOTES TO FINANCIAL STATEMENTS
                              (Continued)



     In November 1996, in connection with a private placement of equity, the Company exceeded the $1,000,000 receipt of capital requirement and its officers executed personal guarantees. As a result of the conversion of $3,160,327, the amount owed to Silicon less the $1.8 million facility, the Company will record an extraordinary gain of $2,495,412 during the first quarter of fiscal 1997. See Note 11.

     The Amended Agreement provides for the Company to receive advances against the line of credit for the lower of $1.8 million or the amounts supported by a formula derived borrowing base. The borrowing base is equal to (i) 80% of the amount of eligible accounts receivable and (ii) the lesser of 50% of eligible inventories or $1,000,000. The lending rate on the Amended Agreement is 2% over Silicon's prime rate and is payable on a monthly basis.


     4.   SHORT TERM DEBT - RELATED PARTY

     In September 1995, Michael J. Carroll and James J. Urban, the Company's President/Chief Executive Officer and Senior Vice President/Chief Operating Officer, respectively, loaned an aggregate of $100,000 to the Company in exchange for 90-day promissory notes. In addition, Linda Zimdars, a member of the Company's Board of Directors, loaned $100,000 to the Company in exchange for 90-day promissory notes. The notes to Ms. Zimdars were personally guaranteed by Messrs. M. Carroll and Urban. The notes bore interest at 15% per annum. In
December 1995, a payment of $10,000 was made on the note to Messrs. Carroll and Urban and a payment of $10,000 was made on the note to Ms. Zimdars. In April 1996, the notes were amended to extend their maturity to July 1, 1996, and in September 1996, the notes were converted to common stock in the Company at the conversion rate of $.25 per share.

     In December 1995, the Company borrowed an additional $280,000 under 60-day promissory notes bearing interest at 6% per annum and note origination fees of $17,000 (6%). Of the aggregate of $280,000: (i) $50,000 was borrowed from each of Michael Carroll and James Urban; (ii) $80,000 was borrowed from Ms. Zimdars; and (iii) $100,000 was borrowed from Tiger Eye Capital, L.L.C. ('Tiger Eye'). The notes were repaid in February 1996. Tiger Eye has consulting agreements with the Company which provide for the issuance of 600,000 shares of common stock in connection with the rendering of investor and public relations services. (see Note 6).

     In February 1996, the Company borrowed $150,000 from Messrs. M. Carroll and Urban, and Ms. Zimdars under 24-day promissory notes bearing interest at the rate of 1% per annum above the prime lending rate in effect from time to time. A loan origination fee of 6% was also paid. Of the aggregate of $150,000, $50,000 was borrowed from each of Messrs.
M. Carroll and Urban, and Ms. Zimdars. In March 1996, a payment of $12,500 was made to each of Messrs. M. Carroll and Urban, and in May 1996, the balance of the notes to Messrs. M. Carroll and Urban were repaid. The note to Ms. Zimdars was also repaid in May 1996.

     During August 1996, the Company borrowed $215,000 from an individual under a 30 day promissory note bearing interest at 10% per annum and a note origination fee of $6,450. In October, the note was converted to 860,000 shares of common stock in the Company as participation in the Company's private placement offering which commenced on October 1, 1996. In addition, warrants exercisable for $1.00 were also issued as part of the participation in the aforementioned private placement offering.

               FRANKLIN OPHTHALMIC INSTRUMENTS CO., INC.
                     NOTES TO FINANCIAL STATEMENTS
                              (Continued)

     5.   LONG-TERM DEBT

     Long-term debt consists of the following:
                                                            September 30,
                                                        1995            1996
Notes payable collateralized by automobiles
 and trucks with interest rates between 4.8%
 and 9.3%, principal and interest payable monthly,
 due on or before February 1998                        $30,288         $16,161

9% notes payable, due on July 1, 1996                  137,500          25,000

5% convertible notes payable                            25,000               -

6.3% trade creditor promissory note payable monthly
     through November 1998                             510,000         540,000

10% trade creditor promissory note payable monthly
     from December 1996 through November 1998
     of which $13,326 represents amounts for
     deferred interest                                       -          79,956

Total long-term debt                                   702,788         661,117

Less current portion                                   324,660         567,395
                                                      --------        --------
Long-term debt, less current portion                  $378,128        $ 93,722


     The aggregate amounts of long term debt mature as follows:

     Year ending September 30,                          Amount

          1997                                         $567,395
          1998                                           90,947
          1999                                            2,775
                                                       --------
          Total                                        $661,117

     During 1994, the Company issued $1,150,000 in principal amount of 5% convertible promissory notes (the '5% Notes') and 9% promissory notes (the '9% Notes'). The net proceeds were used to fund the cash consideration paid in connection with the Company's acquisition of MOI.

     The outstanding principal of the 5% Notes was convertible into shares of Common Stock at the rate of $3.00 per share, or $2.50 per share if the holder elected to extend the maturity date of a note past December 31, 1995, on an all or none basis, by notice of conversion to the Company after June 30, 1995 and up to the maturity date, or at any time within thirty days of issuance of a notice of prepayment by the Company. In the event that the closing bid price per share of common stock equaled or exceeded $8.00 for five consecutive trading days, then, at the Company's election and immediately upon the issuance of a notice by the Company, the outstanding principal and interest under each 5% Note would be converted into shares of common stock at the rate of $3.00 per share.

               FRANKLIN OPHTHALMIC INSTRUMENTS CO., INC.
                     NOTES TO FINANCIAL STATEMENTS
                              (Continued)

     During fiscal 1995, the Company on three occasions elected to reduce the conversion rate applicable to the 5% Notes, first in October 1994 to $1.50 per share, then in December 1994 to $1.00 per share, and then in April 1995 (and to extend the maturity date of the 5% Notes) to $.50 per share. During the third quarter of fiscal 1995, the holders of an aggregate of $987,500 of the 5% Notes elected conversion at $.50 per share and were issued an aggregate of 1,975,000 shares of common stock.

     Officers or directors of the Company were purchasers of an aggregate of $362,500 of 5% Notes (which were subsequently converted into 725,000 shares of common stock in connection with the third quarter fiscal 1995 conversion described above) and $62,500 of 9% Notes.

     In September 1996, in connection with the Company's debt restructuring, the Company elected to provide a conversion rate on the 9% Notes such that the amounts outstanding under the 9% Notes could be converted at the rate of $.25 per share (the rate at which the Company commenced a private placement of equity in the Company on October 1,
1996).

     During August 1996, the Company reached agreement with a trade creditor in which of the $222,104 owed, $66,631 would be converted to a 24 month promissory note with simple interest at 10%, and the balance, $155,473, would be converted into 102,285 shares of the Company's common stock (a conversion rate of $1.52 per share).

     The Company believes that the interest rates on its long-term debt are generally below the rates that would currently be available for similar debt instruments issued by similar borrowers, and that as a result, the market value of the Company's long-term debt is less than the carrying amount. However, a determination of the specific market value of the Company's long-term debt would involve excessive costs.



     6.   STOCKHOLDERS' EQUITY (DEFICIT)

     (A)  Common Stock and Common Stock Warrant Transactions (the
'Securities Transactions')

     In addition to the Securities Transactions described in Notes 3, 4 and 5 above, the following occurred during fiscal 1995 and 1996:

     In connection with the Company's July 1994 acquisition of MOI, the Company entered into an agreement with MOI's owners, who are now the Company's chief executive officer and chief operating officer (Michael
J. Carroll and James J. Urban, respectively), to issue common stock with an aggregate value of $800,000 ($400,000 in July 1995 and $400,000 in July 1996) at the then market prices. The agreement was amended in April, 1995 to provide for immediate settlement, and the Company satisfied the total obligation issuing 1,600,000 shares of common stock at a value of $.50 per share, which reflected the then current market price.


     The issuance of 210,526 of such shares at a value of $800,000 had been reflected in the financial statements at the time of the acquisition, and in the third quarter of 1995 the Company recorded the issuance of the 1,389,474 shares.

               FRANKLIN OPHTHALMIC INSTRUMENTS CO., INC.
                     NOTES TO FINANCIAL STATEMENTS
                              (Continued)

     The MOI acquisition also resulted in the issuance of a $300,000 note payable, $150,000 due in July, 1995 and $150,000 due July, 1996. During the third quarter of 1995 the holders of the note (Michael J. Carroll and James J. Urban), agreed to convert the note into common stock at the rate of $.50 per share, resulting in the issuance of 600,000 shares.

     In April 1995, the Company issued an aggregate of 250,000 shares of Common Stock to Michael Carroll and James Urban for cash proceeds of $125,000.

     In June 1995, the Company entered into a consulting agreement and a finders agreement with Tiger Eye, which agreements contemplated the issuance of an aggregate of 500,000 shares of common stock by the Company in exchange for the services to be provided by Tiger Eye thereunder. In April 1995, such agreements were amended to provide for performance thereunder at such time as the Company became current in its public reporting under the Securities Exchange Act of 1934 (the 'Exchange Act').

     In December 1995, the Company entered into a consulting agreement with Tiger Eye which provides for the rendering of investor and public relations services. Pursuant to such agreement, Tiger Eye was entitled to receive 300,000 shares of common stock: 100,000 of which were issuable upon  execution  of the  agreement  and 33,333  of  which  were issuable each month through June 1996. The initial term of the agreement commenced January 1, 1996. Such agreement was amended to provide for performance thereunder at such time as the Company became current in its public reporting under the Exchange Act.

     In July, pursuant to the terms of the aforementioned agreements, as amended, between the Company and Tiger Eye, the Company issued 600,000 shares of the Company's common stock to Tiger Eye. As a result of the above, the Company recorded an expense of $300,000 during the fourth quarter of fiscal 1996.


     (B)  Outstanding Stock Purchase Warrants

     The following sets forth the common stock purchase warrants outstanding which were exercisable as of September 30, 1996:

     Shares Obtainable        Per Share           Exercisable
     on Exercise              Exercise Price      Through

     44,119                   $.50                March 2000

     25,000                   $1.00               December 1997

     2,187,500                $5.00               July 1998

     In addition, the underwriters of the Company's initial public offering received a warrant to purchase 125,000 units, exercisable at $6.40 per unit through July 1998. Each unit consists of one share of common stock and one warrant exercisable at $5.00 per share through July 1998.

               FRANKLIN OPHTHALMIC INSTRUMENTS CO., INC.
                     NOTES TO FINANCIAL STATEMENTS
                              (Continued)

     (C)  Stock Options and Stock Appreciation Rights

     In February 1993, the Company adopted the Franklin Ophthalmic Instruments Co., Inc. 1993 Stock Option and Appreciation Rights Plan (the '1993 Plan') which provides for the grant of options to officers, directors, employees and consultants to purchase not more than an aggregate of 200,000 shares of common stock. The 1993 Plan provides for the grant of options intended to qualify as 'incentive stock options' under Section 422 of the Internal Revenue Code, as amended, as well as options which do not so qualify.

     With respect to qualified options, no option may be granted more than ten years after the effective date of the 1993 Plan or exercised more than ten years after the date of grant (five years if the optionee owns more than ten percent of the common stock of the Company). The option price may not be less than 100 percent of the fair market value of the common stock on the date of the grant (110 percent if the optionee owns more than ten percent of the common stock of the Company). Subject to certain limited exceptions, options may not be exercised unless, at the time of exercise, the optionee is in the service of the Company. The options granted under the 1993 Plan included options to purchase shares of common stock pursuant to a formula by which each non-employee director is granted non-qualified options to purchase 15,000 shares of common stock each year.

     The 1993 Plan was subsequently amended in December 1993 and January 1994 to ensure compliance with federal and state securities laws, and to permit an option holder to arrange for a 'cashless exercise' wherein an option may be exercised and the common stock sold on the same day with a portion of the proceeds from the sale delivered to the Company to pay the exercise price of the option. These amendments were approved by the shareholders at the annual shareholders' meeting held on March 11, 1994.

     In December 1993, the Company's Board of Directors adopted (subject to shareholder approval which was subsequently obtained) the Franklin Ophthalmic Instruments Co., Inc., 1994 Combined Stock Option and Appreciation Rights Plan (the '1994 Plan'). The 1994 Plan was also amended to conform with state securities laws. The shareholders approved the adoption of the 1994 Plan and its amendments at the annual shareholders' meeting held on March 11, 1994.

     The terms and conditions of the 1994 Plan are substantially identical to those of the 1993 Plan with the following two significant differences: (i) the number of shares of common stock available to purchase through the grant of options and rights under the 1994 Plan aggregates 330,000; and (ii) directors who are not also employees are not eligible to participate in the 1994 Plan.

     The following sets forth the activity for the 1993 Plan and the 1994 Plan for fiscal 1995 and 1996:

                                    1993 Plan               1994 Plan
                               Shares      Exercise     Shares     Exercise
                                            Price                  Price

Outstanding at September
 30, 1994                     120,000   $  4.00-5.625     249,000   $2.625-3.19

Fiscal 1995
     Granted                  30,000    $          75          -           -

     Forfeited               (60,000)   $ 4.625-5.625    (153,000)  $2.625-3.19

Outstanding at September
 30, 1995                     90,000    $   .75-4.625      96,000   $2.625-3.19

Fiscal 1996
     Granted                  30,000    $       .50             -           -
     Forfeited                     -             -        (28,500)  $2.625-3.19

Outstanding at September     120,000    $. 50-4.621        67,500   $2.625-3.19
30, 1996


     All outstanding options reflected above are currently exercisable.

              FRANKLIN OPHTHALMIC INSTRUMENTS CO., INC.
                     NOTES TO FINANCIAL STATEMENTS
                              (Continued)

     7.   INCOME TAXES

     The following sets forth the deferred tax assets and liabilities resulting from temporary differences between the financial reporting and tax bases of assets and liabilities:

                                                        September 30,
                                                      1995        1996
     Deductible temporary differences
     Net operating loss carryforwards             $ 3,000,000  $3,700,000
     Allowance for doubtful accounts                  140,000      16,000
     Valuation reserve for inventory obsolescence      60,000      40,000
     Valuation allowance for deferred tax asset    (3,200,000  (3,756,000)
          Net deferred tax asset                  $         -   $       -


     Based on recent results, the tax asset has been fully reserved for and will be periodically be re-evaluated.

     As of September 30, 1996, the Company had net operating loss carryforwards of approximately $9,300,000 which may be used to reduce taxable income and income taxes in future years. The availability of certain operating loss carryforwards to offset future years' taxable income is subject to certain limitations due to changes in the Company's ownership during the year ended September 30, 1993. The carryforwards expire from fiscal 2006 to fiscal 2011.

     8.   COMMITMENTS AND CAPITAL LEASE OBLIGATIONS

     The Company leases office, warehouse and service facilities under operating leases through 2001. Rent expense (net of sublease income) was $143,523 for the year ended September 30, 1995 and $157,411 for the year ended September 30, 1996.

     Future obligations under the noncancellable operating leases with initial remaining terms in excess of one year at September 30, 1996 are as follows:


         Year Ending      Minimum        Minimum
        September 30, Rental PaymentsSublease Income      Net

            1997        $188,100        $54,015       $134,085
            1998         188,100         55,464        132,636
            1999         182,665         56,907        125,758
            2000         122,880              -        122,880
            2001          71,680              -         71,680

           Total        $753,425       $166,386       $587,039

     The Company leases equipment under capital lease financing arrangements. Amortization expense associated with the equipment leases for the years ended September 30, 1995 and 1996 was $25,964 and $15,974 respectively.

               FRANKLIN OPHTHALMIC INSTRUMENTS CO., INC.
                     NOTES TO FINANCIAL STATEMENTS
                              (Continued)

     Future minimum capital lease payments are as follows:

          Year ending September 30,                    Amount
               1997                                   $21,079
               1998                                    21,079
               1999                                    15,994
               2000                                       205
          Total before interest deduction              58,357
          Less amount representing interest             9,729
          Capital lease obligations                   $48,628


     9.   STATEMENTS OF CASH FLOWS

                                                         For the year
                                                      ended September 30,
                                                     1995            1996

Supplemental disclosure of cash flow information:
Cash paid during the year for
     Interest                                      $   607,840     $   400,846
     Income taxes                                  $         -     $     3,000

Supplemental schedule of non-cash investing and financing activities:

   Contribution to capital (forgiveness of debt)   $   200,000     $         -
     Note payable issued to vendor for trade debt
       from inventory purchases                        510,000          66,631
     Common stock issued for software rights            45,000               -
     Common stock issued in connection with the
          conversion of debt                         1,287,500         318,071
     Common stock issued for services                       -          312,374

    Total non-cash investing & financing activities $2,042,500       $ 697,076


     10.  RELATED PARTY TRANSACTIONS

     The Company has an agreement with a sole proprietorship, owned by Linda S. Zimdars, a member of the Board of Directors, to provide consulting services. Fees paid to this sole proprietorship during fiscal 1995 and 1996 were $15,750 and $21,000, respectively.

               FRANKLIN OPHTHALMIC INSTRUMENTS CO., INC.
                     NOTES TO FINANCIAL STATEMENTS
                              (Continued)

     11.  SUBSEQUENT EVENTS (UNAUDITED)

     During the first quarter of fiscal 1997, the Company raised $1,200,250 of capital through the sale of 2,400,500 Units which were sold pursuant to a private placement of Units (each Unit consisting of two shares of common stock and one common stock purchase warrant). The sale of the 2,400,500 Units exceeded the minimum of 2,000,000 Units required pursuant to the terms of the private placement, which was conducted by the Company on a 'best efforts' basis and provides for the sale and offer of up to a maximum of 3,200,000 Units. With the amount raised in the aforementioned private placement, the Company met the $1 million capital-raising requirement that was conditioned in its agreement with Silicon, and together with the effectiveness of personal guarantees by Messrs. M. Carroll, J. Urban and B. Carroll, the Company met all remaining conditions necessary for the execution of the Company's agreement with Silicon. In addition, the Company completed agreements with trade creditors during November and December 1996 such that: (i) $378,000 of trade-debt would be converted to common stock at a price of $1.52 per share; (ii) $162,000 would be converted to a 24 month promissory note commencing November 15, 1996; and (iii) $100,000 would be forgiven.

     Supplementary earnings per share data to reflect the impact of these transactions during the year ended September 30, 1996 are as follows:

   Supplementary Loss Before Extraordinary Item           $1,826,485

   Supplementary Net Loss                                 $1,595,325

   Supplementary Loss Before Extraordinary Item Per Share        .12

   Supplementary Net Loss Per Share                              .11

   Supplementary Weighted Average Shares Outstanding      14,983,240

                      INTERIM FINANCIAL STATEMENTS

The following condensed financial statements have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. In the opinion of management, the condensed financial statements include all adjustments necessary to present fairly the financial position, results of operations and cash flows for the periods presented. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to make the information presented not misleading. The condensed financial statements and these notes should be read in conjunction with the foregoing annual financial statements of the Company. The results of operations for interim periods are not necessarily indicative of the results to be expected for a full year.

               FRANKLIN OPHTHALMIC INSTRUMENTS CO., INC.
                        CONDENSED BALANCE SHEETS
                              (Unaudited)
                                 ASSETS

                                              September 30,     June 30,
                                                   1996           1997
                                                 ----           ----
Current Assets:
   Cash and cash equivalents                  $         -     $        -
   Accounts receivable, less allowance for
    doubtful accounts of $40,135 and $25,135      720,277      1,182,748
   Inventory, less valuation allowance
    of $100,000                                 1,356,057      1,726,759
   Prepaid expenses and other assets               19,027        159,541
                                                ---------      ---------

      Total current assets                      2,095,361      3,069,048
                                                ---------      ---------
Property and equipment, at cost:
   Furniture and equipment                        605,638        633,636
   Automobiles and trucks                         119,193        119,193
   Leasehold improvements                         109,408        118,366
                                                  -------        -------
Property and equipment, at cost:
                                                  834,239        871,195
   Less: Accumulated depreciation and
    amortization                                  618,394        680,309
                                                  -------        -------

    Total property and equipment                  215,845        190,886
                                                  -------        -------

Other assets:
   Deposits                                        13,935         13,903
   Intangible assets, net of accumulated
    amortization of $706,623 and 867,577        2,272,271      2,111,317
                                                ---------      ---------
      Total other assets                        2,286,206      2,125,220
                                                ---------      ---------
      Total assets                           $  4,597,412      5,385,154
                                                =========      =========

                      The accompanying notes are an
              integral part of these financial statements.

               FRANKLIN OPHTHALMIC INSTRUMENTS CO., INC.

                        CONDENSED BALANCE SHEETS
                              (Continued)
                              (Unaudited)


                                              September 30,     June 30,
                                                  1996            1997
Current liabilities:
   Bank overdrafts                           $     55,597    $   160,897
   Current portion of long-term debt              567,395         63,676
   Accounts payable                             1,180,475      1,125,057
   Notes payable to bank                        4,375,304      1,573,191
   Current portion of capitalized lease
    obligations                                    16,125         14,346
   Deposits                                       429,844        259,717
   Accrued liabilities                            859,279        278,446
   Notes payable to related parties               215,188              -
                                                  -------        -------
      Total current liabilities                 7,699,207      3,475,330

Long-term debt:
   Long-term debt, less current portion            93,722        127,642
   Capitalized lease obligations, less
    current portion                                30,695         21,811


      Total long-term debt                        124,417        149,453

      Total liabilities                         7,823,624      3,624,783

Stockholders' equity (deficit):
   Common stock: $0.001 par value; authorized
    25,000,000 shares; 19,580,879 and 9,544,810
    shares issued and outstanding at
    June 30, 1997 and September 30,
    1996,respectively                               9,545         19,582
   Additional paid-in capital                   8,868,577     11,119,838
   Accumulated deficit                        (12,104,334)    (9,379,049)
                                              ------------    -----------
      Total stockholders' equity (deficit)     (3,226,212)     1,760,371

      Total liabilities and
       stockholder's equity (deficit)       $   4,597,412   $  5,385,154
                                            =============   ============

                     The accompanying notes are an
              integral part of these financial statements.

               FRANKLIN OPHTHALMIC INSTRUMENTS CO., INC.

                   CONDENSED STATEMENTS OF OPERATIONS

                              (Unaudited)

                                      For the nine months ended
                                                June 30,

                                         1996           1997
                                         ----           ----
Sales                               $ 6,427,413    $ 6,901,829
     Cost of Sales                    4,920,995      5,000,439
                                      ---------      ---------
Gross profit                        $ 1,506,418      1,901,390
Less:
   Selling, general and
    administrative expenses           1,865,628      1,756,593
   Amortization and depreciation        320,691        222,869
                                       ---------       --------
Income (loss) from operations          (679,901)       (78,072)

Other income (expenses):
   Interest income                           52              -
   Interest expense                    (500,512)       (88,799)
   Other income (expense)                 1,993          5,643
                                       ---------       --------
      Other income (expense),net       (500,460)       (83,156)
                                       ---------       --------
Net income (loss) before
 extraordinary item                  (1,180,361)      (161,228)

Extraordinary item, gain from
 debt restructuring                           -      2,886,513
                                     -----------     ---------
Net income (loss)                   $(1,180,361)   $ 2,725,285
                                    ============   ===========

Loss per common share:

   Net income ( loss) before
    extraordinary item)              $    (0.15)   $     (0.01)
                                     ===========   ============
   Net income ( loss)                $    (0.15)   $      0.17
                                     ===========   ============
   Weighted average number of
      common shares outstanding        7,671,150     15,764,727


                     The accompanying notes are an
              integral part of these financial statements.


               FRANKLIN OPHTHALMIC INSTRUMENTS CO., INC.
                   CONDENSED STATEMENT OF CASH FLOWS
                             (Unaudited)

                                       For the nine months ended
                                              June 30,
                                         1996         1997
                                         ----         ----
Cash flows from operating
activities:
   Net income (loss)                $ (1,180,361)   $2,725,285
   Adjustments to reconcile net
    (loss) income to net cash used
     in operating activities:
      Depreciation                        77,237        61,915
      Amortization                       243,454       160,954
      Gain from debt restructuring             -    (2,886,513)
      Changes in current assets and
       liabilities:
         Accounts receivable              530,391     (462,471)
         Inventory                        936,442     (370,702)
         Prepaid expenses                 (81,720)    (140,514)
         Other assets                           -           32
         Deposits                          81,714     (170,127)
         Accounts payable, trade and
          accrued liabilities            (362,926)     (82,092)
                                         ---------     --------
      Net cash provided by (used in)
       operating activities                244,231  (1,164,233)
                                         ---------  -----------
Cash flows from investing activities:
   Acquisition of equipment                 (1,879)     (36,956)
                                          ---------   ----------
    Net cash used in investing activities   (1,879)     (36,956)
                                          ---------   ----------
Cash flows from financing activities:
   Net change in bank overdrafts          (150,165)     105,300
   Decrease in capital leases              (14,818)     (10,663)
   Net change in borrowings under
    line of credit                         (20,822)    (228,809)
   Net proceeds from issuance of
    common stock                            12,375    1,462,160
   Decrease in long-term debt              (41,243)    (126,799)
   Proceeds from issuance of promissory
    notes to related parties               (27,679)           -
                                           --------    ---------
       Net cash provided by (used in)
        financing activities              (242,352)    1,201,189
                                          ---------    ---------
Net decrease in cash and cash equivqlents $       -    $       -
Cash and cash equivalents at
 beginning of year                        $       -    $       -
                                          ---------    ---------
Cash and cash equivalents at end of year  $       -    $       -
                                          =========    =========
                     The accompanying notes are an
              integral part of these financial statements.

               FRANKLIN OPHTHALMIC INSTRUMENTS CO., INC.
                NOTES TO CONDENSED FINANCIAL STATEMENTS
                              (Unaudited)

1.   BASIS OF PRESENTATION

     The condensed financial statements have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. In the opinion of management, the condensed financial statements include all adjustments necessary to present fairly the financial position, results of operations and cash flows for the periods presented. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to make the information presented not misleading. The condensed financial statements and these notes should be read in conjunction with the financial statements of the Company included in the Company's Annual Report on Form 10-KSB for the year ended September 30, 1996.

     The results of operations for interim periods are not necessarily indicative of the results to be expected for a full year.

2.   GOING CONCERN

     The accompanying condensed financial statements have been prepared on the assumption that the Company will continue as a going concern and therefore assume the realization of the Company's assets and the satisfaction of its liabilities in the normal course of operations. The Company's ability to continue as a going concern is ultimately dependent on its ability to increase its sales to a level that will allow it to operate profitably, to generate positive operating cash flows, and to
refinance outstanding debt when it comes due.   The reduction of
expenses can contribute to the necessary return to profitability; however achieving profitability without an increase in sales would require much greater levels of expense reductions and in all likelihood could only be accomplished through a significant reduction and restructuring of the nature and scope of the Company's operations.

     In addition, the Company's sales have been adversely affected by its lack of working capital and liquidity, which has limited its marketing efforts and in certain instances has prevented it from obtaining products to fill customer orders. Accordingly, to increase sales the Company must first resolve its working capital shortage.

     The Company reached agreements with its primary lender, Silicon Valley Bank ('Silicon'), certain trade creditors and certain debtholders for the restructuring of certain of the Company's outstanding debt. See Notes 3 and 4 to the Financial Statements included elsewhere herein. In addition, the Company raised $1,200,250 in the first quarter of fiscal 1997 and $580,000 during the quarter ended June 30, 1997 from the private placements of equity. See Note 5 to the Condensed Financial Statements included elsewhere herein.

     Management believes that with: (i) the completion of the restructuring of its debt; (ii) the equity infusions that the Company has received from the private placements during the quarters ended December 31, 1996 and June 30, 1997; (iii) the increase in trade credit which the Company has received upon the debt restructuring; and (iv) the expansion of the Company's marketing efforts and sales territories, which has already resulted in increased sales, the Company will be able to continue to increase sales, which should allow the Company to increase profitability and generate positive cash flows.

     Notwithstanding management's belief, there can be no assurance that the Company will be able to continue to increase sales levels. In addition, in the event sales levels continue to increase, there can be no assurance that the Company can maintain or increase profitability.
If profitability is not maintained or increased, the Company could be forced to significantly reduce its operations in order to reduce expenses or take other actions to resolve liquidity constraints that may arise.

               FRANKLIN OPHTHALMIC INSTRUMENTS CO., INC.
                     NOTES TO FINANCIAL STATEMENTS
                              (Unaudited)
                              (Continued)

3.   NOTES PAYABLE - BANK

     The Company's principal credit facility has been a revolving line of credit facility with Silicon. The line of credit, which is secured by essentially all of the Company's assets, initially provided for borrowings of up to $4,000,000, but was eventually increased to provide borrowings up to $5,500,000 after the Company's acquisitions related to Progressive Ophthalmic Instruments, Inc. and Midwest Ophthalmic Instruments Inc. both in the fiscal year ended September 30, 1994. The line initially provided for borrowing limits equal to the sum of (i) 80% of the amount of eligible accounts receivable; and (ii) the lesser of $1,500,000 or 50% of the book value of eligible inventories, reduced by trade accounts payable. The line of credit provided for the payment of interest monthly at the rate of 1% over the bank's prime rate for borrowings collateralized by accounts receivable and 3% over the bank's prime rate for borrowings collateralized by inventory. The line of credit was scheduled to mature on February 5, 1995.

     During fiscal 1995, the balance outstanding under the line of credit exceeded the amount available under the borrowing formula as mentioned above and the Company was otherwise in default with respect to certain provisions of the line of credit agreement. On April 1, 1995, Silicon agreed to extend the terms of the Company's line of credit, as generally in effect in the original agreement, through February 6, 1996 (subsequently extended to April 15, 1996), and agreed to forbear in the exercise of its rights resulting from the Company's past defaults or defaults in the future compliance with the financial covenants, and to advance the Company an additional $500,000, conditioned upon the Company's agreement to make certain scheduled reductions in both: (a) the amount of the total borrowings outstanding; and (b) the amount by which total borrowings exceeded the amount available under the collateral formula. Under the extended agreement all borrowings incurred interest, payable monthly, at the annual rate of 3% above Silicon's prime rate, subject to reduction as the amount of the Company's over formula borrowing decreases. In addition, the Company agreed to modify the terms of warrants held by Silicon to purchase 44,119 shares of Common Stock to provide for exercise at a price of $.50 per share through March 31, 2000.

      In September 1996, the Company reached an agreement with Silicon on an Amended and Restated Loan and Security Agreement (the 'Amended Agreement') pursuant to which Silicon agreed to convert approximately $3.2 million of amounts owed to it by the Company under its line of credit into shares of the Company's Common Stock at the rate of $1.52 per share. The $1.52 conversion rate only relates to the determination of the number of shares issued in the exchange, and the shares which were issued were valued at $.25 per share (the fair value of the stock). As a result of the conversion, Silicon further agreed to extend the maturity date with respect to the remaining $1.8 million under the line of credit to July 29, 1997. The Amended Agreement with Silicon was conditioned on or required, among other things: (i) the Company's receipt of at least $1 million of proceeds from the private placement of its securities; (ii) the Company's best efforts in converting certain amounts owed to trade suppliers into equity securities or long-term notes; and (iii) the personal guarantees of certain officers of the Company for an amount not to exceed an aggregate of $200,000. The Company met the conditions of the Amended Agreement during the quarter ended December 31, 1996 and the new line of credit became effective in November 1996.

      In connection with the restructuring of trade debt during the quarter ended December 31, 1996: (i) $378,000 of trade debt was converted to stock in the Company at a rate of $1.52 per share; (ii) $100,000 was forgiven; and (iii) approximately $162,000 was converted to promissory notes with terms of up to 24 months. The foregoing transactions resulted in an extraordinary gain of $380,999 for the quarter ended December 31, 1996. The $1.52 conversion rate for trade debt only relates to the determination of the number of shares issued in the exchange and the shares which were issued were valued at $.25 per share (the fair value of the stock).

     As a result of the conversion of $3,175,105, the amount owed to Silicon less the $1.8 million facility, the Company recorded an extraordinary gain of $2,505,514 during the first quarter of fiscal 1997. The Amended Agreement provided for the Company to receive advances against the line of credit for the lower of $1.8 million or the amounts supported by a formula derived borrowing base. The borrowing base is equal to the sum of (i) 80% of the amount of eligible accounts receivable and (ii) the lesser of 50% of eligible inventories or $1,000,000.

               FRANKLIN OPHTHALMIC INSTRUMENTS CO., INC.
                     NOTES TO FINANCIAL STATEMENTS
                              (Unaudited)
                              (Continued)

Interest under the Amended Agreement was payable monthly at a rate equal to 2% over Silicon's prime rate. The Amended Agreement initially provided for a maturity date of July 29, 1997.

     During August 1997, the Company and Silicon agreed to an extension of the line of credit (the 'Revised Agreement') to September 30, 1997, which maturity date may be further extended by the Company to February 28, 1998 upon payment of a fee to Silicon and as long as the Company is not in default under the Amended Agreement. The interest rate charged on the indebtedness outstanding under the line of credit was increased to 3% over Silicon's prime lending rate, increasing to 4% over Silicon's prime lending rate if the Company is still indebted to Silicon at January 1, 1998. In addition the Revised Agreement provides for a loan fee that is payable as follows: (i) $4,000 upon effectiveness of the Revised Agreement; (ii) $6,000 on September 30, 1997 if the Company elects to extend the maturity of the line of credit to February 28, 1998; and (iii) $8,000 on January 1, 1998 in the event that the Company remains indebted to Silicon at such date. The Revised Agreement provides that the Company will be deemed to be in default if it fails to
(i) have a net profit of at least one dollar for each of the Company's fiscal quarters commencing with the fiscal quarter ending June 30, 1997, and (ii) have an operating profit of at least one dollar for the Company's fiscal year ending September 30, 1997. For purposes of the Revised Agreement only, operating profit shall be defined as the Company's earnings before interest, taxes, depreciation, and amortization. While the Company has achieved the aforementioned net and operating profit requirements as of June 30, 1997, and believes that it will continue to meet such net and operating profit levels for the term of the Revised Agreement, there can be no assurance that the Company will continue to do so.

     At June 30, 1997, the Company owed $1,573,191 under the line of credit.

4.   SHORT TERM DEBT - RELATED PARTY

     During August 1996, the Company borrowed $215,000 from an individual under a 30-day promissory note bearing interest at 10% per annum and a note origination fee of $6,450. In October 1996, the note was converted to 860,000 shares of common stock in the Company as participation in the Company's private placement offering which commenced on October 1, 1996. In addition, warrants to purchase 430,000 shares of common stock at a price of $1.00 per share, exercisable 6-18 months after the date of issuance of such warrants, were also issued as part of the participation in the aforementioned private placement offering.

5.   STOCKHOLDERS EQUITY

     During the first quarter of fiscal 1997, the Company raised $1,200,250 of capital through the sale of 2,400,500 Units which were sold pursuant to a private placement of Units (each Unit consisting of two shares of common stock and one common stock purchase warrant, exercisable between 6-18 months after the issuance of such common stock purchase warrant). The sale of the 2,400,500 Units exceeded the minimum of 2,000,000 Units required pursuant to the terms of the private placement, which was conducted by the Company on a 'best efforts' basis and provided for the sale and offer of up to a maximum of 3,200,000 Units. The amount raised in the private placement, together with the effectiveness of personal guarantees by Messrs. M. Carroll, J. Urban and
B. Carroll, satisfied all remaining conditions with Silicon under the Amended Agreement.

     In March of 1997, the Company's Board of Directors voted to eliminate the annual automatic granting of options to non-employee directors that was established under the 1993 Stock Option Rights and Appreciation Plan.

     The Company entered into an agreement on April 11, 1997, which was amended on May 8, May 9, and May 11, 1997 (the 'Investment Agreement'), with Prinz-Franklin L.L.C., an Illinois limited liability company ('Prinz-Franklin'), pursuant to which the Company agreed to sell to Prinz-Franklin up to 3,000,000 shares of Common Stock at a price of $0.20 per share. The Investment Agreement granted Prinz piggyback registration rights with respect to the shares of Common Stock so purchased.

               FRANKLIN OPHTHALMIC INSTRUMENTS CO., INC.
                     NOTES TO FINANCIAL STATEMENTS
                              (Unaudited)
                              (Continued)

Pursuant to such piggy-back registration rights, any shares of Common Stock which Prinz elects to include in a registration statement of the Company shall be held in escrow during the effective period of such registration statement until the following conditions are met: (i) 25% of the shares purchased may not be sold or released from escrow until the closing price of the Company's Common Stock is equal to or greater than $0.75 per share for five consecutive trading days; and(ii) the remaining Common Stock may not be sold or released from escrow until the closing price of the Company's Common Stock is equal to or greater than $1.25 per share for five consecutive trading days. Such escrow restrictions shall terminate at the earlier of the time the common stock sold to Prinz is exempt under Rule 144 as promulgated under the Securities Act of 1933, as amended, or one year from the date of each purchase of the respective shares. In addition, the Investment Agreement provided for the issuance to Prinz _ Franklin of warrants to purchase up to 400,000 shares of Common Stock within a period of four years from issuance of the applicable warrants. During the quarter ended June 30, 1997, Prinz-Franklin had purchased 2,900,000 of the shares of Common Stock and was granted warrants to purchase 400,000 additional shares of Common Stock. The Investment Agreement also provided for the appointment of John Prinz to the Board of Directors of the Company.

     In connection with the Company's restructuring of the Silicon debt during the quarter ended December 31, 1996, the Company agreed to issue an additional 1,767 shares of Common Stock in August of 1997 to reconcile the amount of interest that was accrued up to the date of the effectiveness of the Silicon conversion in November of 1996.

     In accordance with anti-dilution rights of Class A Warrants that were issued during the Company's Initial Public Offering in July 1993, the exercise price for the Class A Warrants has been reduced from its original level of $5.00 per share of Common Stock to $2.30 per share, and the aggregate number of shares of Common Stock issuable upon exercise of such warrants has been increased from 2,062,500 to 4,487,740. As a consequence of the increase in the number of shares issuable upon the exercise of the Class A Warrants, the Company no longer has sufficient shares of Common Stock authorized to provide for the exercise of all of the outstanding common stock purchase warrants and options. To remedy this situation, the Company has reached an agreement with Michael J. Carroll and James J. Urban pursuant to which Messrs. Carroll and Urban agree to surrender to the Company for redemption shares of Common Stock held by them if needed to increase the available authorized shares of Common Stock and allow for any issuances of Common Stock underlying common stock purchase warrants or options which are exercised. In any event, the Company plans at the next annual meeting to seek stockholder approval of an amendment to the Company's Articles of Incorporation increasing the authorized number of shares of Common Stock.

                           TABLE OF CONTENTS

                                  Page

Prospectus Summary                   3
Risk Factors                         5
Market for Securities                9
Dividend Policy                      9
Use of Proceeds                      9
Management's Discussion and
 Ananlysis of Financial Condition
 and Results of Operations          10
Business of the Company             14
Management                          19
Certain Transactions                22
Principal Security Holders          23
Description of Securities           24
Selling  Security Holders           26
Statement of Indemnification        30
Legal Matters                       31
Experts                             31

No dealer,  salesman  or  any  other    17,254,673 Shares of Common Stock
person has  been authorized  to give                   and
any  information  or   to  make  any     2,400,500 Common Stock Purchase
representations  other   than  those                Warrants
contained in  this  Prospectus, and,           offered by certain
if given  or made,  such information        Selling Security Holders
or  representations   must   not  be
relied   upon    as    having   been  FRANKLIN OPHTHALMIC INSTRUMENTS CO.,
authorized by  the  Company.    This                  INC.
Prospectus does  not  constitute  an
offer of  any securities  other than               PROSPECTUS
those to  which  it  relates  or  an
offer to sell, or  a solicitation of             _________, 1997
an offer to buy, in any jurisdiction
to any person to whom it is unlawful
to  make  such  an   offer  in  such
jurisdiction.  The  delivery of this
Prospectus  at  any  time  does  not
imply that the information herein is
correct as of any time subsequent to
its date.

                                    PART II

                 INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors and Officers.

     The Company's Certificate of Incorporation adopts the provisions of
Section 102(b)(7) of the Delaware General Corporation Law which eliminates the personal liability of directors to the Company or its stockholders for monetary damages for breach of fiduciary duty under certain circumstances. Furthermore, under the Company's By-laws, and in accordance with the Company's Certificate of Incorporation and Section 145 of the Delaware General Corporation Law, the Company must indemnify each of its directors, officers, employees and agents against his reasonable expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with any proceeding involving such person by reason of his being or having been a director, officer, employee or agent to the extent he acted in good faith and in a manner reasonably believed to be in, or not opposed to the best interest of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     The  Company  maintains  a   directors'  and  officers'   liability
insurance policy with a limit coverage of $1,000,000.

     Reference is made to Item 28 for the undertakings of the Registrant with respect to indemnification of liabilities under the Securities Act.

Item 25.  Other Expenses of Issuance and Distribution.

     The following is a list of the estimated expenses to be incurred by the Registrant in connection with the resale of Securities offered hereby. The Selling Security Holders will not be responsible for any of such expenses.

                    Registration Fee ......            $ 3,211.05
                    Printing Expenses .....            $ 2,500.00
                    Accountants' Fees and Expenses $15,000.00 Blue Sky Filing Fees and
                    Expenses ..............            $ 2,500.00
                    Legal Fees and Expenses            $35,000.00

Item 26.  Recent Sales of Unregistered Securities.

     The Company sold 5% Convertible Notes in a private debt offering commenced in April 1994. In June, 1995, the Company converted most of the 5% Convertible Notes, with an aggregate principal amount of $987,500, into 1,975,000 shares of Common Stock at a conversion rate of $0.50 per share. The conversions were made in reliance upon the exemption from  registration  under  the Securities  Act  set  forth  in
Section 3(a)(9) as the transaction involved an exchange of securities with existing security holders.

     Pursuant  to  an  agreement  dated   April  20,  1995  (the   '1995
Agreement'), the Company issued to Michael J. Carroll and James J. Urban an aggregate of (i) 250,000 shares of Common Stock for cash proceeds of $125,000; (ii) 600,000 shares of Common Stock for the forgiveness of $300,000 owed to them in connection with the purchase by the Company of MOI; and (iii) 1,600,000 shares of Common Stock as a result of the acceleration of shares owed in connection with the purchase by the Company of MOI. The issuances were made in reliance upon the exemption from registration under the Securities Act set forth in (a) in the case of the transactions described in clauses (i) and (iii), Section 4(2) as the issuances did not involve a public offering and (b) in the case of the transaction described in clause (ii), Section 3(a)(9) as that transaction involved an exchange of securities with existing security
holders.    In  claiming  such  exemptions,  the  Company  relied   upon
representations and  warranties provided  by such  persons in  the  1995
Agreement.   Each of  Messrs. Carroll  and Urban  were officers  of  the
Company.

     Effective as of September 30, 1996, certain promissory notes bearing interest at 15%, with an aggregate balance due of $180,000, owed to Michael J. Carroll ($45,000), James J. Urban ($45,000), and Linda Zimdars ($90,000), and certain 9% Non-Convertible Notes, in the aggregate principal amount of $112,500, owed to Messrs. Carroll and Urban, Ms. Zimdars and three other individuals who are not affiliated with the Company, were converted into an aggregate of 1,170,000 shares of Common Stock at a price equal to $.25 per share. The notes were converted pursuant to Debt Conversion Agreements (the 'Debt Conversion Agreements') dated September 30, 1996 between the Company and each of such persons.

     During the quarter ended December 31, 1996, the Company raised $1,200,250 of capital through the sale of 2,400,500 Units which were sold pursuant to a private placement offering. Under such private placement, the Company sold 2,156,500 Units on November 20, 1996 and 244,000 Units on December 30, 1996. Each Unit consisted of two shares of common stock, $0.001 per value, and one common stock purchase warrant (the 'Warrants'). Each Warrant entitles the holder thereof to purchase one share of Common Stock at a price of $1.00 per share for a period of one year commencing six months from the date of the Warrant. Each Warrant is redeemable by the Company for $0.10 per Warrant, at any time after September 30, 1997, upon 30 days prior written notice, if the closing price or bid price of the Common Stock, as reported by the principal exchange on which the common stock is then traded, the OTC Electronic Bulletin Board or the National Quotation Bureau Incorporated, as the case may be, equals or exceeds $3.00 per share for 20 consecutive trading days ending within 15 days prior to the date of the notice of redemption. The Company may in its sole discretion extend the exercise date of the Warrants or reduce the exercise price.


     Sales under the private placement offering were made to accredited and 27unaccredited investors pursuant to Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended. The Company believes that immediately prior to making any sale to an unaccredited investor, such investor had such knowledge and experience in financial and business matters that such investor was capable of evaluating the merits and risks of the investment. The private placement offering was made to accredited and unaccredited investors pursuant to Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended. In claiming such exemption, the Company relied upon representations and warranties in the subscription agreements obtained from the investors under the private placement.

     On April 11, 1997, the Company entered into an Investment Agreement, which was amended May 8, 1997, May 9, 1997 and May 11, 1997, with Prinz-Franklin, L.L.C., an Illinois limited liability company ('Prinz-Franklin') pursuant to which Prinz-Franklin invested $580,000 in the Company in three installments, $200,000 on April 11, 1997, $200,000 on May 11, 1997 and $180,000 on June 27, 1997 in return for an aggregate of 2,900,000 shares of Common Stock and 400,000 common stock purchase warrants. See 'MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS'. The sale was made in reliance upon the exemption from registration under the Securities Act set forth in Section 4(2) as the sale did not involve a public offering. In claiming such exemption, the Company relied upon representations and warranties provided by Prinz-Franklin in the Investment Agreement.

Item 27.  Exhibits.

   Exhibit
   Number                          Title of Exhibit

     2.1 Asset Purchase Agreement, dated January 27, 1994, by and between Franklin Ophthalmic Instruments Co., Inc. and
          Progressive  Ophthalmic  Instruments,  Inc.  filed  with   the
          Securities and Exchange Commission (the 'Commission') on February 14, 1994 (File No. 0-21852) as an exhibit to the Company's Current Report on Form 8-K, dated January 27, 1994, and incorporated herein by reference.

     2.2 Stock Purchase Agreement, dated June 24, 1994, by and among Franklin Ophthalmic Instruments Co., Inc., Midwest Ophthalmic Instruments, Inc., Michael J. Carroll and James J. Urban filed with the Securities and Exchange Commission as an exhibit to the Company's Current Report on 8-K, dated July 1, 1994 (File No. 0-21852), and incorporated herein by reference.

     2.3 Letter Agreement, dated June 29, 1994, by and among Franklin Ophthalmic Instruments Co, Inc., Midwest Ophthalmic Instruments, Inc., Michael J. Carroll and James J. Urban filed with the Securities and Exchange Commission on July 15, 1994 as an exhibit to the Company's Current Report on Form 8-K (File No. 0-21852) and incorporated herein by reference.

     3.1 Articles of Incorporation of Franklin Ophthalmic Instruments Co., Inc., Delaware (Registrant) filed with the Securities and Exchange Commission on March 10, 1993 as an exhibit to the Company's Registration Statement on Form SB-2 (File No. 33-59340) and incorporated herein by reference.


     3.2 Articles of Incorporation of Franklin Ophthalmic Instruments Co, Inc. (California) filed with the Securities and Exchange Commission on March 10, 1993 as an exhibit to the Company's Registration Statement on Form SB-2 (File No. 33-59340) and incorporated herein by reference.

     3.3 Agreement and Plan of Merger Certificate between Franklin Ophthalmic Instruments Co., Inc. (Delaware) and Franklin Ophthalmic Instruments Co., Inc. (California) filed with the Securities and Exchange Commission on March 10, 1993 as an exhibit to the Company's Registration Statement on Form SB-2 (File No. 33-59340) and incorporated herein by reference.

     3.4 Bylaws of Franklin Ophthalmic Instruments Co., Inc. (Registrant) filed with the Securities and Exchange Commission on March 10, 1993 as an exhibit to the Company's Registration Statement on Form SB-2 (File No. 33-59340) and incorporated herein by reference.

     3.5 Certificate of Stock Designation, Franklin Ophthalmic Instruments Co., Inc. (Delaware) filed with the Securities and Exchange Commission on March 10, 1993 as an exhibit to the Company's Registration Statement on Form SB-2 (File No. 33-59340) and incorporated herein by reference.

     4.1 Specimen Common Stock Certificate filed with the Securities and Exchange Commission on June 16, 1993 as an exhibit to the Company's Registration Statement on Form SB-2 (File No 33-59340) and incorporated herein by reference.

     4.2 Form of Class A Warrant filed with the Securities and Exchange Commission on June 16, 1993 as an exhibit to the Company's Registration Statement on Form SB-2 (File No 33-59340) and incorporated herein by reference.

     4.3 Form of Unit Purchase Option Certificate filed with the Securities and Exchange on March 10, 1993 as an exhibit to the Company's Registration Statement on Form SB-2 (File No. 33-59340) and incorporated herein by reference.

     4.4 Form of Bridge Lenders' Unit Purchase Warrant filed with the Securities and Exchange Commission on March 10, 1993 as an exhibit to the Company's Registration Statement on Form SB-2 (File No. 33-59340) and incorporated herein by reference.

     4.5 Form of Warrant Agreement among the Company, J. Gregory and Company, Inc. and Continental Stock Transfer and Trust Company filed with the Securities and Exchange Commission on June 16, 1993 as an exhibit to the Company's Registration Statement on Form SB-2 (File No. 33-59340) and incorporated herein by reference.

     4.6 Warrant issued by the Company, to Silicon Valley Bank, filed with the Securities and Exchange Commission on May 10, 1993 as an exhibit to the Company's Registration Statement on Form SB 2 (File No. 33-59340) and incorporated herein by reference.

     4.7 Warrant, dated January 21, 1994, issued by the Company to Silicon Valley Bank, filed with the Securities and Exchange Commission as an exhibit to the Company's Current Report on Form 8-K, dated January 27, 1994 (File No. 0-21852), and incorporated herein by reference.

     4.8  Warrant, dated  March  31,  1994, issued  by  the  Company  to
          Silicon Valley Bank, and corresponding Registration Rights Agreement, filed with the Securities and Exchange Commission as an exhibit to the Company's Current Report on Form 8-K, dated July 1, 1994 (File No. 0-21852), and incorporated herein by reference.

     4.9 Franklin Ophthalmic Instruments Co, Inc. 1994 Stock Option and Appreciation Rights Plan, filed with the Securities and
          Exchange Commission as an exhibit to the Company's Registration Statement on Form S-8 (File No. 0-21852) and incorporated herein by reference.

     4.10 Franklin Ophthalmic Instruments Co., Inc. 1993 Stock Option and Appreciation Rights Plan filed with the Securities and Exchange Commission on March 10, 1993 as an exhibit to the Company's Registration Statement on Form SB-2 (File No. 33-59340) and incorporated herein by reference.

     4.11 Promissory Note, dated January 20, 1994, executed by Franklin Ophthalmic Instruments Co., Inc. in favor of Silicon Valley Bank filed with the Securities and Exchange Commission on February 14, 1994 (File No. 0-21852) as an exhibit to the Company's Current Report on Form 8-K, dated January 27, 1994, and incorporated herein by reference.

     4.12 Warrant to Purchase Common Stock, dated January 21, 1994, issued by Franklin Ophthalmic Instruments, Inc. to Silicon Valley Bank and corresponding Antidilution Agreement and Registration Rights Agreement, filed with the Securities and Exchange Commission on February 14, 1994 (File No. 0-21852) as an exhibit to the Company's Current Report on Form 8-K, dated January 27, 1994, and incorporated herein by reference.

     4.13 Form of Non-Negotiable 5% Convertible Promissory Note filed with the Securities and Exchange Commission on August 12, 1994 as an exhibit to the Company's Post-Effective Amendment No. 1 to the Registration Statement on Form SB-2 (File No. 33-59340) and incorporated herein by reference.

     4.14 Form of Non-Negotiable 9% Promissory Note filed with the Securities and Exchange Commission on August 12, 1994 as an exhibit to the Company's Post-Effective Amendment No. 1 to the Registration Statement on Form SB-2 (File No. 33-59340) and incorporated herein by reference.

     4.15 Common Stock Purchase Warrants issued by Franklin Ophthalmic Instruments Co., Inc. in December 1994 to each of Linda S. Zimdars, an officer and director of the Company, and Dwayne Podgurski, an employee of the Company filed with the
          Securities and Exchange Commission as an exhibit to the Company's Annual Report on Form 10-KSB for the fiscal year ended September 30, 1994 (File No. 0-21852) and incorporated herein by reference.

     10.1 Loan documents evidencing loans and/or lines of credit extended to the Company by Silicon Valley Bank, filed with the Securities and Exchange Commission on March 10, 1993 as an exhibit to the Company's Registration Statement on Form SB-2 (File No. 33-59340) and incorporated herein by reference.

     10.2 Loan Modification Agreement, dated January 20, 1994, between Franklin Ophthalmic Instruments Co., Inc. and Silicon Valley Bank filed as an exhibit to the Company's Current Report on Form 8-K, dated January 27, 1994, filed with the Commission on February 14, 1994 (File No. 0-21852) and incorporated herein by reference.

     10.3 Loan Modification Agreement, dated March 31, 1994 between Franklin Ophthalmic Instruments Co., Inc. and Silicon Valley Bank filed with the Securities and Exchange Commission on July 15, 1994 as an exhibit to the Company's Form 8-K (File No. 0-21852) and incorporated herein by reference.

     10.4 Form of Employment between Franklin Ophthalmic Instruments Co., Inc. and each of Michael J. Carroll and James
          J.  Urban  included  as  an  exhibit  to  the  Stock  Purchase
          Agreement identified in exhibit to the Stock Purchase Agreement identified in Exhibit 2.2 above which was filed with the Securities and Exchange Commission as an exhibit to the Company's Current Report on Form 8 K, dated July 1, 1994 (File No. 0-21852), and incorporated herein by reference.

     10.5 Consulting Agreement, dated December 1, 1994, between Franklin Ophthalmic Instruments, Co., Inc. and Marketing and Acquisition Concepts, a Wisconsin sole proprietorship of which Linda S. Zimdars, an officer and director of the Company, is the sole proprietor, filed with the Securities and Exchange Commission as an exhibit to the Company's Annual Report on Form 10-KSB for the fiscal year ended September 30, 1994 (File No. 0-21852) and incorporated herein by reference.

     10.6 Separation Agreement, dated April 1, 1995, by and among the Company, Robert A. Davis, certain partnerships in which Mr. Davis is a partner, Michael J. Carroll, and James J. Urban, filed as an exhibit to the Company's Current Report on Form 8-K (File No. 0 21852) which was filed with the Securities and Exchange Commission on May 3, 1995 and incorporated herein by reference.

     10.7 Forms of Letters of Notice to Securityholders relating to modification of the terms of certain of the Company's securities, filed as an exhibit to the Company's Current Report on Form 8-K (File No. 0-21852) which was filed with the Securities and Exchange Commission on May 3, 1995 and incorporated herein by reference.

     10.8 Amended Loan and Forbearance Agreement, dated April 1, 1995, between the Company and Silicon Valley Bank, filed as an exhibit to the Company's Current Report on Form 8-K (File No. 0-21852) which was filed with the Securities and Exchange Commission on May 3, 1995 and incorporated herein by reference.

     10.9 Agreement, dated April 20, 1995, by and among the Company, Michael J. Carroll and James J. Urban, filed as an exhibit to the Company's Current Report on Form 8-K (File No. 0-21852) which was filed with the Securities and Exchange Commission on May 3, 1995 and incorporated herein by reference.

     10.10 Letter of Intent, dated April 27, 1995, between the Company and Diversified Ophthalmics, Inc., filed as an exhibit to the Company's Current Report on Form 8-K (File No. 0-21852) which was filed with the Securities and Exchange Commission on May 3, 1995 and incorporated herein by reference.

     10.11     Forms of  notice dismissing  the  firm of  Marinelli  and
          Scott as the Company's independent public accountants and Company's retaining the firm of BDO Seidman, LLP to serve as its independent public accountants, filed as an exhibit to the Company's Amended and Restated Current Report on Form 8-K/A #1, dated November 27, 1995, which was filed by the Company with the Securities and Exchange Commission on December 6, 1995 (File No. 0-21852) and is incorporated herein by reference.

     10.12 Form of notice dated September 4, 1996 relating to agreement between the Company and Silicon Valley Bank, filed as an exhibit to the Company's Current Report on Form 8-K (File No. 0-21852) which was filed with the Securities and Exchange Commission on September 6, 1996 and incorporated herein by reference.

     10.13 Form of notice dated September 4, 1996 relating to agreements between the Company and certain trade vendors, filed as an exhibit to the Company's Current Report on Form 8-K (File No. 0-21852) which was filed with the Securities and Exchange Commission on September 12, 1996 and incorporated herein by reference.

     10.14 Agreement, dated August 20, 1996, between the Company and Silicon Valley Bank.

     10.15 Investment Agreement, dated May 8, 1997 between the Company and Prinz-Franklin L.L.C., filed as an exhibit to the Company's Form 10-QSB which was filed with the Securities and Exchange Commission on May 15, 1997 and incorporated herein by reference.

     10.16 Amendment to Investment Agreement, dated May 8, 1997 between the Company and Prinz-Franklin L.L.C., filed as an exhibit to the Company's Form 10-QSB which was filed with the Securities and Exchange Commission on May 15, 1997 and incorporated herein by reference.

     10.17    Form of Class B Warrant dated November 25, 1996

     10.18    Form of Class C Warrant dated December 30, 1996

     10.19 Amendment to Investment Agreement, dated May 11, 1997 between the Company and Prinz-Franklin L.L.C. Second Loan Modification Agreement., dated August 14, 1997 between the Company and Silicon Valley Bank.

     10.20 Second Loan Modification Agreement, dated August 14, between the Company and Silicon Valley Bank.

     10.21. Letter from Silicon Valley Bank dated August 13, 1997 defining default provision.

     10.22* Agreement,  dated  September  30,  1997,  among  the  Company,
          Michael J. Carroll and James J. Urban.

     10.23*    Agreement dated July 1, 1992  by and between the  Company
          and Marco Equipment Co.

     10.24*    Agreement dated  January  16,  1995 by  and  between  the
          Company and Haag-Streit Services, Inc. and Reliance Medical Products, Inc.

     23.1*     Consent of Independent Certified Public Accountants

     23.2*     Consent of Counsel (see Exhibit 5).

     24.       Power of Attorney

     27.1      Financial Data Schedule for fiscal year ended September 30, 1996

     27.2      Financial Data Schedule for interim period ended June 30, 1997

*Filed herewith.

Item 28.  Undertakings.

     (a)  The undersigned Registrant hereby undertakes:

          (1)  To file, during any  period in which  it offers or  sells
     securities  being  made,   a  post-effective   amendment  to   this
     Registration Statement:

               (i)  To  include  any  Prospectus  required  by   Section
          10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) To include any additional or changed material information with respect to the plan of distribution.

          (2) For determining any liability under the Securities Act of 1933, as amended, to treat each post-effective amendment as a new registration statement relating to the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

          (3) To file a post-effective amendment to remove any of the securities that remain unsold at the end of the offering.

     (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the 'Act'), may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                               SIGNATURES


     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Pre-Effective Amendment No. 1 to its Registration Statement to be signed on its behalf by the undersigned in the City of Romeoville, State of Illinois on October 30, 1997

                                 FRANKLIN OPHTHALMIC  INSTRUMENTS CO., INC.

                                 By:  /s/ Michael J. Carroll
                                    -------------------------
                                    Michael J. Carroll
                                    President and Chief Executive Officer


     In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated.

Signature                          Title                    Date

   /s/ Michael J. Carroll    President, Chief         October 30, 1997
   Michael J. Carroll        Executive Officer
                               and Director

   /s/ James J. Urban     *  Senior Vice President,   October 30, 1997
   James J. Urban          Chief Operating Officer
                             and Director

   /s/ Philip G. WInters  *  Director                 October 30, 1997
   Philip G. Winters

   /s/ Linda S. Zimdars   *   Secretary and Director   October 30, 1997
   Linda S. Zimdars

   /s/ John Prinz         *   Director                 October 30, 1997
   John Prinz

   /s/ Brian M. Carrol    *   Vice President and       October 30, 1997
   Brian M. Carroll         Chief Financial Officer


As their attorney-in-fact.